EXHIBIT 7

                                    INDENTURE
               DRAWN UP AND SIGNED IN TEL AVIV ON THE 18TH AUGUST, 2009

BETWEEN:       SCAILEX CORPORATION LTD.
               Company no. 520031808
               48 Ben Zion Galis St. Petah Tiqwa 49277
               Telephone: 03-9057730
               Fax:       03-9300424
               (hereafter: "the company" or "Scailex")

                                                              as the first party

AND:           CLAL FINANCE TRUSTS 2007 LTD.
               Company no. 514046424
               37 Menahem Begin Way, Tel Aviv
               Telephone: 03-6274848
               Fax:       03-6274849
               (hereafter: "the trustee")

                                                             as the second party

WHEREAS: The board of directors of the company resolved in principle on the 2nd July 2009 to issue a shelf prospectus according to which, the company is liable to issue, among other things, series of bonds which will be termed Series A to J and Series 1-10 (hereafter together "the bonds"), as described in this indenture;

WHEREAS: The trustee declares that it is a company registered in Israel, deals with trusteeships and conforms to the qualifications as required by the Securities Law 1968 to serve as a trustee for bonds;

WHEREAS: The company declares that there is no legal or contractual impediment on its part to engage with the trustee in this indenture;

WHEREAS: The trustee agreed to act as trustee for the bondholders according to the conditions of this indenture as set out below;

WHEREAS: The trustee declares that there is no legal or contractual impediment on its part to engage with the company in this indenture;

     THEREFORE IT IS AGREED, DECLARED AND STIPULATED BETWEEN THE PARTIES AS
     FOLLOWS:

1.   INTERPRETATION AND DEFINITIONS

     1.1. The introduction to this indenture and its appendices constitute an inseparable part of it.

     1.2. The division of this indenture into paragraphs and the assignment of headings are done for convenience and ease of reference only and may not be used for the purposes of interpretation.

     1.3. The meaning of any term or expression, apart from those expressly defined in this indenture (in particular paragraph 1.6 hereunder) shall be that which is given in the bond certificates (the wording of which is attached in the first of the aforesaid appendices to this indenture) unless the content or context of the text implies otherwise.

     1.4. Wherever it is written "subject to all law" (or a similar expression) in this indenture the intention is subject to any unconditional legal rule.


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     1.5. Any term in the plural may be understood also as singular and vice versa and any term in the masculine gender may be understood also as feminine and vice versa and any reference to a person may be understood as a corporation except where there is an express or implied instruction in this indenture to the contrary or where the content or the context of the text require the terms to be understood otherwise.

     1.6. The terms specified below in this indenture shall have the meaning indicated alongside them unless it may be otherwise understood by the content or context of the text or if expressly indicated in this indenture.

          "THE INDENTURE"               This indenture including the appendices
                                        which constitute an inseparable part of
                                        it;

          "THE PROSPECTUS" OR
          "SHELF PROSPECTUS"            The shelf prospectus of the company
                                        which will be published in respect of,
                                        among other things, these bonds;

          "SHELF OFFER REPORT"
          OR "OFFER REPORT"             A shelf offer report that will be
                                        published according to the shelf
                                        prospectus, in accordance with the
                                        requirements of the Securities Law 1968, and in which bonds from the relevant series will be offered and which determines the details specific to the pertinent offer;

          "THE INITIAL OFFER
          REPORT OF THE
          RELEVANT SERIES"              The offer report according to which
                                        bonds of the relevant series will be
                                        offered for the first time;

          "SERIES OF BONDS" OR
          "THE RELEVANT SERIES"         A series of bonds which shall be termed
                                        Series A to J and/or Series 1 to 10 of
                                        company bonds such that each one of
                                        these bond series shall amount to a
                                        total nominal value of not more than NIS
                                        4,000,000,000 registered by name, of
                                        which the conditions of each one of the
                                        series is in accordance  with the bond
                                        certificate appertaining to the series
                                        and the initial offer report of the same series which shall be issued from time to time by the company at its sole discretion;

           "THE BONDS OR "THE BOND"     Bonds from any one of the bond series;

           "THE TRUSTEE"                Clal Finance Trusts 2007 Ltd. and/or
                                        anyone who will act from time to time as trustee of the bondholders according to this indenture;

            "THE REGISTER FOR THE
            RELEVANT SERIES"            The bondholders' register as per
                                        paragraph 25

            "BONDHOLDERS" AND/OR
            "BOND OWNERS"
            AND/OR "THE HOLDERS"        Those who hold bonds;

            "BOND CERTIFICATE"          The bond certificate the wording of
                                        which appears in the first appendix of
                                        this indenture;


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            "SPECIAL RESOLUTION"        The resolution that was passed at a
                                        general meeting of the bondholders of
                                        the relevant series at which holders of
                                        at least fifty-five per cent (55%) of
                                        the nominal value of bonds of that
                                        series which are still in public hands
                                        are present either in person or
                                        represented by proxy, or at a deferred
                                        meeting at which holders of at least ten per cent (10%) of the bonds as defined above are present either in person or represented by proxy, and which was passed (whether at the original meeting or at the deferred meeting) by a majority of at least seventy five per cent (75%) of the votes cast apart from abstentions.

            "THE LAW" OR "THE
            SECURITIES LAW"             The Securities Law 1968 and the various
                                        regulations made under the law from time to time

            "THE COMPANY LAW"           The Company Law 1999

            "THE PRINCIPAL"             The nominal value of outstanding bonds
                                        of the relevant series.

            "TRADING DAY"               Any day transactions are executed on the
                                        Tel Aviv Stock Exchange.

            "BUSINESS DAY"              Any day that most Banks in Israel are
                                        open for transactions.

            "THE STOCK EXCHANGE"        The Tel Aviv Stock Exchange.

            "THE STOCK EXCHANGE
            CLEARING HOUSE"             The Tel Aviv Stock Exchange clearing
                                        house.

2.   BOND ISSUE AND THE APPLICATION OF THIS INDENTURE

     2.1. The Company shall be entitled to issue within the reference of this indenture not more than 10 series of bonds (Series A to J), such that the nominal value each one of these bond series will amount to a total of not more than NIS 4,000,000,000 and not more than 10 series of bonds (Series 1 to 10) such that the nominal value each one of these bond series will amount to a total of not more than NIS 4,000,000,000 and of which the bonds in each of the aforesaid series shall be registered by name and shall and shall be redeemed (principal) by the number of payments which will be paid at each date as specified in the initial offer report of the above-mentioned series and subject to the indexation terms in this paragraph as follows, but not more than once ("BONDS OF THE SERIES A-J" AND "BONDS OF THE SERIES 1-10" RESPECTIVELY). The indexation basis (or absence of indexation) and sort of interest (or absence of interest) which shall be borne by the principal of the bonds of each one of the aforesaid series issued shall be specified in the initial offer report of the relevant series. The indexation bases and the sorts of interest that are possible under this indenture are specified in paragraphs 3 and 4 of the conditions stated on back side of the bond certificate. The rate of interest and the margin over or under the basic rate of interest or absence of interest which will be borne by the principal of the bonds in each one of the aforesaid series, as required, shall be specified in the initial offer report of the bonds in the relevant series or, in respect to the bond series (Series A to J) only, shall be determined by tender the results of which shall determine how their initial offer shall be drafted. The interest, insofar as there is, on the principal of the bonds in each one of the aforesaid series shall be paid each year in one annual payment or in two half yearly payments or four quarterly payments, all of which shall be specified in the initial offer report of the bonds in the relevant series. The dates and number of principal repayments, the indexation basis (or absence of indexation) the sort of interest, the rate of interest or the method of fixing the interest (or absence of interest) of the bonds in each one of the aforesaid series, as specified in the initial offer report of the bonds in the relevant series, shall be determined by the company shortly before their initial offer. If, after the date of the initial issue of bonds in any of the bond series, the company extends the said bond series, holders of bonds issued consequent to the extension of the said series shall not be entitled to receive payment on account of the principal and/or interest in respect to the aforesaid bonds of which the qualifying date falls before the aforesaid date of issue.


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     2.2. In addition to all that is said above the bonds in the series 1 to 10 shall be convertible to ordinary shares of the company at a nominal value of NIS 0.12 per share at times, at a conversion rate (subject to adjustment as set out in paragraphs 7.3 and 7.4 of the conditions stated on the back side of the bond certificate) in a way and under conditions, all of which shall be specified in the initial offer report of each one of the aforesaid bond series in accordance with the determination of these items by the company shortly before the initial offer of the bonds in the relevant series.

     2.3. The company intends to publish a shelf prospectus in August 2009, according to which the company shall be entitled to offer the bonds to the public in shelf offer reports (without prejudicing the rights of the company to offer bonds in other prospectuses and/ or in private issues or in any other way.

     2.4. The terms of this indenture in respect of one of the relevant series are not conditional and not dependent on the terms of this indenture in respect of another series.

     2.5. Let it be clear that, if at the time of publishing any offer report the trustee serves as trustee to another bond series of the company and/or if the offer report relates to more than one bond series, the possibility of the trustee acting as trustee to an additional series of bonds, either partially or entirely, shall be reviewed in accordance with Securities Authority's directions and/or law that applies at the time. If another trustee is appointed to any bond series as a result of the aforesaid condition the details of the same trustee shall be included in the relevant offer report.

     2.6. ADDITIONAL BOND PLACEMENTS

          The company shall be entitled from time to time, without need to be authorised by the trustee and/or by the existing holders at the time to extend each one of the bond series and issue additional bonds from the same series (whether as a private offer or consequent to a prospectus, either according to a shelf offer report or any other way) at any price and in any manner that seems proper to the company and, accordingly, the discount or premium (including absence of discount or absence of premium) different from those that were current (if at all) at the time of other issues that have already taken place. Bonds in the relevant series which are issued initially and additional bonds from the same series that are subsequently issued as mentioned above in this paragraph constitute (from the time of issue) one series for all matters and purposes and the indenture for the same series shall apply to additional bonds as mentioned above from the same series that was issued by the company.

          Without prejudice to the aforesaid conditions, the company reserves the right to issue at any time additional bond series without need of authorisation from the trustee and/or the existing holders at the time, whether entitling conversion to company shares or without the aforesaid entitlement and with conditions of repayment, interest, indexation, security and other conditions as the company deems fit whether they are preferential to the conditions of bonds from any relevant series, equal to them, or inferior to them.


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     2.7. Bonds of any relevant series shall have the same status pari passu as each other in respect to the liability of the company to according to bonds of the same series without priority or preference of one over the other

     2.8. The terms of this indenture shall apply to the said bonds that are issued in each one of the bond series which will be held from time to time by any acquirer of the bonds including the public unless stated otherwise.

3.   ACQUISITION OF BONDS BY THE COMPANY AND/OR BY A RELATED COMPANY

     3.1 The company reserves the right to acquire at any time and from time to time, bonds from each one of the bond series that have been issued, at any price that it deems fit, without prejudicing the obligation to redeem bonds held by others than the company, and in the case of the said acquisition the bonds acquired will be automatically annulled and delisted from trading on the Stock exchange and the company shall not be entitled to reissue them. In the event that bonds that bonds are acquired in the course of their trading on the stock exchange, the company shall request from the clearing house to withdraw the certificates relating to the acquired bonds. The company shall immediately submit a report on each acquisition of bonds in the relevant series that was thus carried out and shall forthwith notify the trustee in writing. A subsidiary company of the company and/or a company controlled by the company and/or a holder of a controlling interest in the company (directly or indirectly) and/or a company in the control of a holder of a controlling interest of the company (hereafter: a related company) shall be entitled to acquire and sell at any time and from time to time, including by way of issue by the company, bonds in the relevant series at their discretion (subject to law). The aforesaid bonds that shall be held by the related company shall be considered an asset of the related company, shall not be delisted from trade on the Stock Exchange and shall be negotiable as the other bonds of the company (subject to the terms of the indenture and the bonds). Likewise bonds of the relevant series which are held by a subsidiary company of the company and/or company controlled by the company shall not entitle their holders to the right to vote at general meetings of bondholders of the same series and shall not be counted in the legal quorum at these meetings. The company shall immediately submit a report on each acquisition and/or sale of bonds in the relevant series that was carried out by the said related company and shall forthwith notify the trustee for the relevant series.

          Nothing in the aforesaid paragraph 3.1 may be implied to oblige the company or bondholders to acquire bonds or sell bonds in their possession.

     3.2 At the time of holding a meeting of holders of bonds in the relevant series, the trustee for the said series shall review the existence of conflicting interests among the bondholders of the said series in accordance with the circumstances of the matter and the need to call a class meeting in the cases where there exist different interests among the bondholders of the said series in accordance with the circumstances of the matter and his determination in the matter shall be at his discretion. The company and the trustee shall act for the convention of a class meeting of the bondholders of the relevant series in accordance with the provisions of law, judicial decisions and the provisions of the Securities Law and regulations and directives ensuing from the Law as the trustee shall instruct to the said series. The decision brought for the confirmation of the class meeting shall require to be confirmed at each class meeting called for the purpose of confirming the said decision and also the confirmation of a general meeting of the of the said series all of which shall be with a majority required by the terms of this indenture and subject to the provisions of the law. The trustee is entitled, at his sole discretion, to determine that the said decision does not require confirmation of one or more particular class meetings or that a particular class meeting shall not be called.

     3.3 Wherever it is stated that one of the aforesaid meetings of the bondholders shall be convened, and according to the law (including judicial decisions and the directives of any authorised body) it is required to convene class meetings the above paragraph shall apply to class meetings of bondholders with changes as required.


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4.   THE LIABILITIES OF THE COMPANY

     The company is hereby obliged to pay all amounts of principal, interest (including interest on arrears if at all) and escalation payments, if at all, that are paid according to the bonds and to fulfill the conditions and other obligations imposed by the bonds and this indentures.

5.   BOND GUARANTEES

     The bonds may or may not be guaranteed by collateral, any form of charges on assets or any other fashion. Details concerning the mechanism for guaranteeing the bonds, if at all, by charges of any kind or in any other fashion shall be published within the initial offer report of the bonds in the relevant series.

     To remove all doubt it is hereby declared that there is no obligation for the trustee to examine and the trustee has not examined the need to provide securities and guarantees for payments to bondholders from said series. That trustee was not requested and did not carry out an economic, financial or legal due diligence investigation as to the commercial situation of the company or its subsidiaries. By his engagement as per this indenture and the agreement of the trustee to serve as trustee for the holders of the bonds of the said series the trustee does not express his opinion expressly or implicitly as to the ability of the company to honour its obligations towards the holders of bonds from the said series. Notwithstanding this does not detract from the obligation of the trustee (insofar as such an obligation is required of the trustee by law) is to review the effects of changes in the company from the date of the prospectus and thereafter insofar as they affect the ability of the company to honour its obligations to the detriment of the holders of the bonds of the said series.

     While it is not determined otherwise in the initial offer report of bonds in any relevant series, the company shall be entitled to mortgage all or part of its assets in any way in favour of whom it deems fit, without limitation at all and at any degree, including guaranteeing bonds (or any bond series) or other liabilities without the need for agreement on the part of trustee or the bondholders of any series. Moreover the company shall be entitled to sell, lease, deliver or otherwise transfer part or all of its property in favour of whom it deems fit, without the need to obtain agreement on the part of the trustee or bondholders.

6.   EARLY REDEMPTION

     6.1  EARLY REDEMPTION AT THE INITIATIVE OF THE STOCK EXCHANGE

          If the Stock Exchange decides to delist the bonds of any one of the series A to J because the value of the series is less than the minimal amount that was determined in the rules and the directives of the Stock Exchange concerning delisting and/or if the Stock Exchange decides to delist the convertible bonds of any one of the series 1 to 10 because the value of the series is less than the minimal amount that was determined in the rules and the directives of the Stock Exchange concerning delisting, the company shall act as follows:

          6.1.1 Within forty-five (45) days from the date of the Stock Exchange's decision on the aforesaid delisting the company shall notify as to the date of the early redemption in which the bondholder shall be entitled to redeem his bonds. The notice of early redemption shall be published in two (2) daily newspapers with a broad circulation in the Hebrew language.

          6.1.2 The date of the early redemption of the bonds in the series E to I in the event of an aforesaid early redemption shall not fall less than seventeen (17) days from the date of publishing the notice and not more than forty-five (45) days from publishing the said notice, but not in the period between the qualifying date for interest and the date of its payment.


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          6.1.3 The date of the early redemption of the bonds of the series 1 to
               10 in the event of an aforesaid early redemption shall not fall less than thirty (30) days from the date of publishing the notice and not more than forty-five (45) days from the said notice, but not in the period between the qualifying date for interest and the date of its payment.

          6.1.4. On the date of the early redemption the company shall redeem the bonds in the same series belonging to those bondholders who sought to redeem them according to the nominal value outstanding together with escalation payments, if at all, and interest which accrued on the principal such that the interest shall be calculated relatively for the period beginning from the day after the previous qualifying date until the date of the actual early redemption (calculation of interest for part of the year shall be on the basis of 365 days to a year).

          6.1.5. Determination of the aforesaid early redemption shall not detract from the fixed rights of redemption for the bonds of the same series, for bondholders who do not redeem them on the date of the aforesaid early redemption and in the case of convertible bonds shall not detract from the rights of conversion stipulated in them, but the bonds shall be delisted from trading on the Stock Exchange and that shall affect, among other things, taxation status.

          6.1.6. The aforesaid early redemption of bonds shall not entitle holders of bonds from the same series who have redeemed their bonds as specified above to the payment of interest for the period after the date of redemption.

     6.2. The company shall be entitled to schedule bonds of any one the bond series that are offered according to the shelf offer report, for early redemption, on the conditions, at the price, with the mechanism, with the schedules and other conditions that must be published in accordance with the provisions of the rules and directives of the Stock Exchange as they will be at the time, as is determined in the initial offer report of the bonds in the relevant series and including the case in which an event as defined in the shelf offer report will not happen and provided that the bonds have been traded at least 30 trading days.

7.   CALL FOR IMMEDIATE REDEMPTION

     7.1 In the event that one or more of the following occurrences enumerated below happens it shall be possible call the bonds in the relevant series for immediate redemption and the provisions of paragraph 7.2 of this indenture shall apply.

          7.1.1 If the company does not repay any amount due from it in respect of bonds in the relevant series within forty-five (45) days from the date of repayment.

          7.1.2 If the court appoints a temporary liquidator or a valid resolution which is conclusive and final to dissolve the company (apart from dissolution in order to merge with another company and/or change in the company structure) and the said appointment or the said resolution is not cancelled within ninety (90) business days from the date of appointment or resolution as applicable.

          7.1.3 If a lien is imposed, or a mortgage is realised, or there is an execution of judgment all of which are on the principal assets of the company and the lien is not removed or the realisation or execution is not cancelled within ninety (90) business days of imposing the lien or realising the mortgage or executing the judgment, and it is reasonable to suppose that there is a tangible risk to the possibility of repayment of any amount that is due from the company in respect of bonds in the relevant series from the said lien, realisation or execution.


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          7.1.4 If a receiver or temporary receiver is appointed for the principal assets of the company and the appointment is not cancelled within ninety (90) business days, and it is reasonable to suppose that there is a tangible risk to the possibility of repayment of any amount that is due from the company in respect of bonds in the relevant series from the said appointment.

          7.1.5 If the company ceases or announces that it intends to cease the payment of its debts in a way that it is reasonable that in any of these instances there is a risk to the bondholders of the relevant series.

          7.1.6 If the company ceases operations and/or ceases managing its operations as there may be from time to time and/or informs the trustee of is intention to cease continuing with its operations as may be from time to time

          7.1.7 If the company infringes or does not fulfill all the conditions included in the bonds of the relevant series or in the indenture, in away that it is reasonable to suppose that the rights of the bondholders of the said series have been significantly prejudiced.

               In this paragraph "THE PRINCIPAL ASSETS OF THE COMPANY" has the meaning of assets which constitute most of the assets within the total as disclosed on the consolidated balance sheet of the company which was published aforesaid relevant instance.

     7.2  In the aforesaid instances the following provisions shall apply

          7.2.1. In the event of the instances set out in paragraphs 7.1.1 to
               7.1.6 (inclusive) above the trustee shall be obliged to call a meeting of the holders of bonds of the relevant series.

          7.2.2. In the event of an instance as set out in paragraph 7.1.7 above the trustee shall be entitled (but not obliged) and any one of the bondholders who hold ten per cent (10%) or more of the bonds of the relevant series shall be entitled to call a meeting of the holders of bonds of the relevant series.

          7.2.3. The date of convening the meeting of the holders of bonds of the relevant series of which the agenda shall be a resolution concerning the immediate redemption of all outstanding balance of bonds of the relevant series as a result of any of the occurrences that are set out in paragraph 7.1 above shall be thirty (30) days from the date of calling the meeting (or sooner in accordance with the provisions of paragraph 7.2.6 to this indenture).

          7.2.4. In the event that by the date of convening the aforesaid meeting any of the instances set out in paragraph 7.1 above is not cancelled or annulled and the resolution at the aforesaid meeting of the holders of the aforesaid bonds concerning the call for their immediate redemption was accepted as an special resolution, the trustee shall be obliged, within reasonable time to call for immediate redemption of the outstanding balance of bonds of the relevant series.

          7.2.5. A copy of the notice calling the aforesaid meeting shall be sent by the person requesting to the company immediately on publishing the notice calling the meeting and shall constitute an advance and written notice to the company of his intention to act as said and the company shall immediately publish a report concerning calling of the said meeting.

          7.2.6. The trustee shall be entitled, at his discretion, to shorten the thirty (30) day period as stated in paragraph 7.2.3. to this indenture in the event that the trustee is of the opinion that any delay in calling the bonds of the relevant series for redemption endangers or is liable to endanger the rights of the holders of the bonds of the same series but anyway the trustee shall not do so without giving advance notice to the company, all of which shall be according to the circumstances of the matter.


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          7.2.7. The trustee shall be responsible to report to the holders of the bonds of the relevant series about the occurrence of any of the instances set out in paragraph 7.1 above whether by strength of items which the company published openly or whether in accordance with paragraph 23 below.

          7.2.8. It is hereby clarified that the liabilities of the trustee under paragraph 7, are subject to his actual knowledge of the existence of the facts, events, the circumstances and the occurrences specified in it. Nothing in the aforesaid disclaimer shall be understood to detract from the liabilities of the trustee under the law on condition that nothing shall be understood to detract from the trustee's rights.

          To remove all doubt it is clarified that the trustee for the bonds is not entitled to call for immediate redemption on the strength of his own opinion alone.

8.   CLAIMS AND LEGAL PROCESSES AT THE TRUSTEE'S DISPOSAL

     8.1. At any time after the bonds of the relevant series are called for immediate redemption as stated in paragraph 7 to this indenture, the trustee shall be entitled, at his discretion, to implement any process, including legal process, as he deems fit and subject to the law for the purpose of enforcing the liabilities of the company under this indenture and in order to realise the rights of the holders of bonds of the relevant series according to this indenture. Subject to the provisions of this paragraph, after bonds of the relevant series are called for immediate redemption as per paragraph 7 to this indenture the trustee shall be obliged to act as in the said paragraph if required to do so by the special resolution of the holders of bonds of the relevant series unless the trustee saw that in the circumstances of the matter the thing is not justified and/or unreasonable to do thus, and requested to receive instructions regarding the matter from the appropriate court at the earliest possible time.

     8.2. The trustee is entitled before he has implemented the aforesaid processes, to convene a meeting of the holders of the bonds of the relevant series in order that it be decided by the aforesaid holders in a special resolution which processes to implement to realise their rights under this indenture, and provided that the meeting shall be convened at the earliest possible time and the resulting delay shall not endanger the rights of the aforesaid holders. Moreover, the trustee shall be entitled to convene further meetings of the aforesaid holders for the purpose of receiving instructions concerning the management of the aforesaid processes in accordance with what is said above.

     8.3. Subject to the provisions of this indenture, the trustee is entitled but not obliged, to convene at any time, a general meeting of the holders of bonds of the relevant series in order to discuss and/or receive its instructions in any matter concerned with this and provided that the convening of the meeting at the earliest possible time and the resulting delay shall not endanger the rights of the aforesaid holders. The trustee shall be obliged to call a meeting at the earliest possible time at the request of holders of at least ten per cent (10%) of the principal of the bonds of the same series that are still outstanding.

     8.4. The trustee is entitled, at his sole discretion, to delay the execution of any action on his part under this indenture, for the purpose of approaching the meeting of the holders of the bonds of the relevant series and/or approaching the court until he has received instructions from the meeting of the holders of the bonds of the relevant series and/or instructions from the court how to act provided that the convening of the meeting or the approach to the court were done at the earliest possible time.

     8.5. To remove doubt it is hereby clarified that nothing in the provisions specified above shall prejudice or detract from the right of the trustee, hereby vested in him, at his sole discretion to approach even before bonds of the relevant series are called for immediate redemption, and afterwards for the purpose of receiving any writ as to the matters of the trust.

9.   TRUSTEESHIP OVER MONIES RECEIVED

     All the monies that shall be received by the trustee in any way including but not only those as a result of processes that he shall take , if he takes, against the company shall be held in trust and shall be used by him for the following aims and in the following priority:

     Firstly for the defrayment of expenses, payments, levies and commitments that were spent by the trustee, imposed on him, or caused in the course of or as a result of activities in executing the trusteeship or otherwise in respect of this indenture, most of all his fees. Secondly- to pay the bondholders the arrears of interest due to them according to the conditions of the bonds pari passu and relative to the total arrears of interest due to each one of them without preference or priority regarding any one of them; Thirdly- to pay the bondholders the amounts of the principal due to them according to the bonds held by them pari passu whether the date of repayment of the principal has arrived or not and relative to the amounts due to them without any preference in respect of the order in time that the bonds were issued by the company or any other way; and the trustee shall pay any surplus, that there is, to the company or its substitutes whichever is applicable.

     Payment of the amounts by the trustee to the aforesaid bondholders from the monies that he has received is subject to the rights of other creditors of the company in accordance with the provisions of law.

     The trustee is entitled to instruct the company in writing to transfer to the trustee any payment that the company owes to holders. The company shall act according to the trustee's notice and the company shall be deemed as having fulfilled its commitments towards holders if it has transferred the entire amount of the debt to the credit of the account specified in the trustee's notice. The trustee is entitled to offset, subject to the provisions of the law, any amount that the company owes and/or the holders owe to the trustee by strength of this indenture.

10.  AUTHORITY TO DELAY DISTRIBUTION OF FUNDS

     In spite of what is stated in article 9 above, if the monetary sum received as a result of undertaking the proceedings mentioned in article 9 above, standing at any given time for distribution among the bond holders from the relevant series, as stated in said article, would be less than 3,000,000 NIS, the trustee would not be obligated to his share and would be allowed to invest the said sum, in whole or in part, in the investments allowed according to this bond.

     When said investments along with their profits reach, together with additional funds that reach the trustee for their payment to the holders of bonds from the relevant series, if they reach, an amount sufficient to pay at least 3,000,000 NIS, the trustee would be obligated to distribute the said amount to the holders of bonds from the relevant series.

     In spite of what is stated in article 10 above, holders of bonds from the same series are allowed, by special decision they arrive at, to instruct the trustee to pay them the funds received by the trustees and those standing for distribution as stated in article 9 above, even if their sum stands at less than 3,000,000 NIS.

11.  NOTIFICATION OF DISTRIBUTION

     11.1. The trustee would notify the holders of the date and place where any payment out of the payments mentioned in articles 9 and 10 above is made, this in a prior notification of fourteen (14) days delivered in the manner determined in article 23 below.

     11.2. After the date set in the notification the holders would be entitled to interest according to the rate set in the bonds of the same series, only for the remainder of the capital sum (of there is one) after the deduction of the sum paid or offered to be paid as stated.

12.  ABSTENTION FROM PAYMENT FOR REASONS NOT DEPENDENT ON THE COMPANY

     12.1. A certain amount which the holder of bonds from the relevant series deserves and has not actually paid at the date determined for payment, for reasons not dependent on the company, while it was prepared to pay it ("THE HINDRANCE"), will no longer carry interest and linkage differentials from the said date and the holder would be entitled only to those sum he was entitled to at the date determined for redemption of that payment on account of the capital, linkage differentials or interest.

     12.2. If said amount was not paid within fourteen (14) days from the date set for payment, on the fifteenth (15) day after the date set for payment the company will transfer (and in case this is not a business day then on the first business day following it) that same sum to the trustee, who will hold on to the sum in trust for the bond holder, and this said holding would be considered as payment of that amount to the holder, as subject to article 12.3 of this deed. If the said sum is the final payment the transference of that sum into the hands of the trustee in trust would be seen as redemption of said bonds, as subject to article 12.3 of this deed. The trustee would deposit in the bank any amount held in trust for the holders of the bonds from the same series and invest it in his name or at his directive in accordance with what is stated in article 15 of this deed. After receiving notification from the holder on a lack of hindrance, the trustee would transfer the funds accumulated for the deposit and derived from realizing their investment to the holder, deducting all expenses, trust account management fees, and taxes by law. The payment would be made against presentation of the same proofs, acceptable to the trustee, regarding the holder's right to receive it.

     12.3. A year following the final date for redemption of the bonds from the relevant series, the trustee will transfer the sums he has accumulated into the hands of the company, deducting his expenses, and the company would hold them in trust and invest them as stated in article 12.2 above, for the holder for a period of up to seven (7) years from the date of the final redemption of bonds from the same series, and would not make any use of them throughout this period. Regarding sums transferred to the company by the trustee as stated above, the company would be subject to what is stated above in article 12 of this deed, with the necessary changes. After the sums are transferred to the company the trustee would not owe the holders of bonds from the same series any sort of payment for the sum he held as stated above.

     12.4. The company will provide written approval to the trustee for the transference of said sums into its hands and their acceptance in trust for the holder of bonds from the same series as stated, and will compensate the trustee for any damage he may incur for said transference of funds, given that he has acted reasonably. Said sums that remain unclaimed from the company by the holder of bonds from the same series for seven (7) years after the final date of redemption would be handed over to the company's possession and it would be allowed to use the remaining funds for whatever goal it sees fit.

13.  RECEIPT FROM BOND HOLDERS

     13.1. A receipt from a holder for the capital and/or interest sums paid to him by the trustee for bonds from the relevant series would release the trustee completely from anything related to payment of the sums stated in the receipt.

     13.2. A receipt from the trustee regarding the deposit of the capital and interest sums with him in credit of the bond holders as stated in article 12 above would be considered as a receipt from the holder of bonds from the relevant series in relation to what is stated in article 3.11above.

     13.3. The funds distributed as stated in article 11 above would be considered as payment on account of the redemption.

14.  APPLICATION OF THE SECURITIES PROVISIONS LAW

     In any issue not mention in this deed and also in any case there is contradiction between the regulation of the securities provision laws (which are unconditional) and this deed, the sides will act according to the regulations of the securities provisions law.

15.  INVESTMENT OF FUNDS

     ALL THE FUNDS THAT THE TRUSTEE IS ALLOWED TO INVEST ACCORDING TO THIS DEED WOULD BE INVESTED BY HIM, IN HIS NAME OR BY HIS INSTRUCTION, ACCORDING TO HIS JUDGMENT, IN GOVERNMENTAL BONDS OR DAILY BANK PLEDGES AT ONE OF THE FIVE LARGE BANKS.

16.  THE COMPANY'S OBLIGATIONS TOWARDS THE TRUSTEE

     The company takes upon itself, towards the trustee, the following obligations, as long as the bonds from the relevant series are not yet redeemed in full:

     16.1. To persistently conduct the company's business in an orderly and appropriate manner.

     16.2. To hold and guard its assets (as they are from time to time) in a good and sound status.

     16.3. To provide, and to instruct its accountants to provide the trustee and his accountants, lawyers or other advisors on his behalf, any information reasonably required to protect the holders regarding all the data related to the company's businesses or assets (as subject to any provision of law and their signing a commitment to maintain the company's confidentiality).

     16.4. To manage neat account registries in accordance with the accounting principles accepted for public Israeli companies, and to keep the registries including documents used as their written support in its offices.

     16.5. To notify the trustee in writing, as soon as the company learns of it, of the occurrence of one or more of the incidents entitling a right to immediate redemption, as detailed in article 7 of the trust deed.

     16.6. To allow the trustee to be present at general assemblies of the company's stockholders (without the right to participate or vote).

     16.7. To give the trustee the reports and updates as detailed in article 28 of the trust deed.

     16.8. To deliver the trustee, by his request, an affidavit and/or declarations and/or documents and/or details and/or information, as they are reasonably requested by the trustee, in accordance with his exclusive judgment, for the implementation and activation of the authorities, controls and permissions of the trustee and/or his representatives according to the trust deed.

     The trustee is hereby obligated to keep any information received from the company in secret, excluding the transference of information to the assembly of holders convened for delivering a report and/or for reaching a decision regarding their rights according to the bonds of the relevant series, as long as the said transference is subject to the instructions of any law and that said transference would not harm the company's legitimate interests.

17.  ADDITIONAL OBLIGATIONS

     After the bonds of the relevant series have been made immediately payable in accordance with Section 7 above, the company shall perform from time to time and at any time on demand by the trustee any reasonable actions to enable the trustee to exercise the authority vested in the trustee and, in particular, the company shall act as follows:

     17.1 Make statements and sign all documents and carry out or bring about any actions necessary or required by law to permit exercise of the trustee's authority, power and mandate.

     17.2 Issue any announcements, commands and instructions considered beneficial by the trustee and demand them in a reasonable manner for implementation of the provisions of this deed of trust.

     For the purposes of this Section, a written announcement signed by the trustee, confirming that an action demanded by him, within the scope of his authority, is a reasonable action, shall constitute prima facie evidence thereof.

18.  OTHER AGREEMENTS

     Subject to legal provisions, performance of the trustee's duty under this deed, or his very standing as a trustee, shall not prevent him from engaging with the company by means of various contracts or from carrying out transactions with it in the normal course of his business.

19.  THE TRUSTEE'S FEE

     The company shall pay the trustee his fee and expenses in connection with this deed as agreed upon between them in writing from time to time. At the time of signing this deed, the trustee's fee shall be as follows:

     19.1 Shelf prospectus: Because of the legal work involved in filing a shelf prospectus, the trustee shall be paid a single sum of NIS 10,000 on the date of filing the shelf prospectus.

     19.2 Issuance of the first bond series: On the date of issuance of the first bond series in accordance with the shelf prospectus, the trustee shall be paid a fee in respect of the first year of trusteeship in the amount of NIS 18,000.

          From the second year of trusteeship, the trustee shall be paid in respect of this series an annual fee in the amount of NIS 15,000. This amount shall be linked to the consumer price index known on the date of issuance.

     19.3 Issuance of additional bond series: In respect of any additional series issued according to the prospectus, the trustee shall be paid an annual fee of NIS 12,500 for each year of trusteeship.

     19.4 The trustee shall also be entitled to payment for special actions taken by him, which derive from violation of this deed of trust by the company, or in respect of making the bond immediately payable and in respect of other special actions he will be required to perform, if required, for performance of his duty in accordance with this deed, all this without derogating from the generality of what is stated in this Section 19 (hereinafter: "SPECIAL ACTIONS").

          It is herewith agreed between the parties that the trustee shall be entitled to a fee in the amount of NIS 400 for every hour needed by him as aforesaid.

     19.5 For participation in the general meeting of the company's shareholders, the trustee shall be paid an amount of NIS 400.

     19.6 The annual fee shall be paid to the trustee for the period of time to the end of the trusteeship period in accordance with this deed, even if a receiver and/or a managing receiver has been appointed and/or trusteeship under this deed is managed under the supervision of a court. The trustee shall not be entitled to payment of his fee from the date of expiry of his office as trustee, as stated in Section 26 below, or by virtue of the holders' decision under Section 27 below. Should the trustee's office expire during the year of trusteeship, then the fee paid for the months the trustee did not serve as the company's trustee shall be returned.

20.  SPECIAL POWERS

     20.1 The trustee shall have the right to deposit all deeds and documents that prove, represent and/or determine his right in connection with any asset held by him at that time, in a safe-deposit box and/or any other place chosen by him, with a banker and/or a banking company and/or a lawyer.

     20.2 Within the scope of carrying out the trusteeship business in accordance with this deed, the trustee shall have the right to seek the opinion and/or advice of any lawyer, accountant, assessor, estimator, surveyor, broker or any other expert and to act in accordance with its conclusions whether the opinion and/or the advice was prepared at the request of the trustee and/or the request of the company.

     20.3 Any such advice and/or opinion can be provided, sent or received by letter, telegram, facsimile and/or any other electronic means for transmission of information in writing.

     20.4 Subject to the provisions of this deed, the trustee shall have the right to convene, at any time, a general meeting of holders of the bonds of any relevant series in order to discuss and/or obtain its directives regarding any matter concerning this deed, and he shall have the right to reconvene it.

     20.5 The trustee shall not be obligated to notify any party of the signing of this deed and shall not be entitled to interfere in any way in the management of the company's activities or business, unless his powers according to this deed allow it, or as agreed (if agreed upon in the future) between the company and the trustee and/or between the company and the holders of bonds of the relevant series.

     20.6 The trustee shall exercise for the trusteeship the power, authority and mandate granted him in accordance with this deed at his absolute discretion.

21.  THE TRUSTEE'S AUTHORITY TO EMPLOY AGENTS

     The trustee shall have the right to appoint, within the scope of trusteeship management, (an) agent(s), whether layers or others, to act for him, to carry out or to take part in special actions that have to be performed in connection with the trusteeship and, without derogating from the generality of the aforesaid, to take legal action, provided that the trustee has notified the company of the appointment of said agent. The trustee shall also have the right to pay, at the company's expense, such an agent's reasonable fee in respect of proceedings for or following the making of bonds immediately payable, and at his first demand the company shall immediately repay the trustee these expenses, all this on condition that the company was notified in advance by the trustee of the appointment of said agents. The appointment of an agent shall not release the trustee from any liability imposed on him if powers were not delegated and/or derogate from the trustee's liabilities in respect of his actions or actions of his agents. The company shall have the right to oppose the appointment of a certain said agent on any reasonable basis, including a case where the agent constitutes a competitor or is involved in a conflict of interests, whether directly or indirectly, with regard to the company's business.

22.  INDEMNIFICATION OF THE TRUSTEE

     22.1 The trustee shall be entitled to an indemnification from holders of the bonds of the relevant series in respect of reasonable expenses he has incurred and/or will incur in connection with actions he has performed or has to perform with regard to the series concerned because of his duty under the conditions of this deed and/or according to law and/or a directive of a competent authority and/or any legal rule and/or a demand of holders of the bonds (with the exclusion of expenses in connection with actions, as aforementioned, in accordance with the company's demands, in which case he shall be entitled to indemnification by the company). Despite the aforesaid, it is herewith clarified and agreed that:

          22.1.1 The trustee shall not have the right to claim said indemnification in advance with regard to an urgent matter (without derogating from the trustee's right to indemnification after the event concerning the same matter, if his right has been established).

          22.1.2 The trustee shall be entitled to indemnification in respect of liability for damages if found liable by a final judgment or a concluded compromise with regard to a third party that does not hold bonds of the series concerned.

     22.2 The right to indemnification, as stated in Section 22.1, shall be subject to the following conditions:

          22.2.1 The expenses on account of liability for damages are reasonable.

          22.2.2 The trustee acted in good faith, and this action was taken within the scope of his duty, in accordance with legal provisions and under this deed of trust.

     22.3 Without derogating from rights to compensation and indemnification granted to the trustee by law and/or according to commitments of the company and the holders of bonds in accordance with this deed, the trustee, his representative, a manager, an agent or any other person appointed by the trustee in accordance with this deed shall be entitled to receive, from the moneys received by the trustee from procedures conducted by him and/or in some other way in accordance with this deed, an indemnification concerning their undertakings, concerning their expenses in connection with the trusteeship or in connection with actions considered by them necessary for the abovementioned activity and/or in connection with exercise of authority and mandate based on this deed as well as in connection with different kinds of legal proceedings, opinions and consultation with lawyers and other experts, negotiations, discussions, expenses, claims and demands with regard to any subject and/or matter performed and/or not performed in some manner, all this in relation to the relevant series, and the trustee shall be allowed to detain the moneys in his possession and pay the sums necessary for said indemnification. All said amounts shall have preference over claims by holders of the bonds of the same series, subject to any legal rule, provided that the trustee acted in good faith and in accordance with his duties and any legal rule and in accordance with this deed.

     22.4 Whenever the trustee is obliged, in accordance with the conditions of the deed of trust and/or the law and/or directives of a competent authority and/or any legal rule and/or a demand by holders of bonds of the relevant series and/or a demand by the company, to take any action relating to the series concerned, including, but not limited thereto, initiation of proceedings or filing of suits as demanded by holders of bonds of the series concerned, as stated in this deed of trust, the trustee shall have the right to refrain from taking any such action until he receives a satisfactory letter of indemnity from holders of bonds of the series concerned or from one of them and, if the action is taken on demand of the company, from the company, in respect of any liability for damages and/or expenses that the trustee or the company or one of them may incur as a result of said action. It is made clear that the aforesaid does not release the trustee from taking an urgent action required to prevent fundamental damage to the rights of holders of the bonds of the series concerned.

     22.5 Despite all the aforesaid in this Section 22, whenever the trustee may think fit, in order to protect and/or realize the rights of holders of the bonds of the relevant series and/or if obliged, in accordance with the conditions of this deed and/or the law and/or directives of a competent authority and/or any legal rule and/or a demand by the company and/or a demand by holders of bonds of the series concerned, to take legal action, the company shall deposit with the trustee a sum, reasonably determined by the trustee as the expected sum of the trustee's expenses in connection with the proceedings. In case the company does not deposit the abovementioned sum on the date requested by the trustee and the trustee doubts the ability of the company to cover the expenses involved in conducting legal proceedings by the trustee, the trustee shall immediately convene a meeting of holders of the bonds of the series concerned in order to confirm their responsibility for covering of the expenses involved in the proceedings to be initiated by the trustee. In case the holders of the bonds of the series concerned refuse to bear the expenses involved in conducting legal proceedings by the trustee, the trustee shall not be obliged to conduct said legal proceedings. It is herewith made clear that agreement by the holders of said bonds does not release the company from its obligations to bear and to cover all expenses involved in taking said legal actions. In addition, any monies received from realization procedures shall also serve for reimbursement and return of expenses that holders of said bonds have undertaken to bear. It is made clear that the aforesaid does not release the trustee from taking urgent action that is required in order to prevent fundamental damage to the rights of holders of the bonds.

23.  NOTICES

     23.1 Any notice on behalf of the company and/or the trustee to holders of the bonds of the relevant series shall be given as follows:

          23.1.1 By reporting in the Electronic Full Disclosure System (EFDS) of the Securities Authority (the trustee shall have the right to instruct the company, and the company shall be obliged to immediately report in the EFDS in the name of the trustee any report as phrased by him, as transmitted by the trustee to the company);

               and

          23.1.2 by advertising in two (2) daily newspapers with a wide circulation, published in Israel in the Hebrew language. The advertisement published in the newspapers shall be considered as having been delivered to the holder on the date of publication.

     23.2 Copies of the notices given by the company to the holders of the relevant series shall also be sent by it to the trustee of the series concerned, and copies of the notices given by the trustee to the holders of the series concerned shall be sent by him to the company.

     23.3 Any notice or demand on behalf of the trustee to the company may be given by means of a letter sent by registered mail or by means of a messenger to the address detailed in the deed of trust, or to another address provided by the company to the trustee in writing and in advance, or by sending by facsimile to the fax number of the company. Any notice or demand sent by registered mail to said address shall be considered as received by the company three (3) business days after its delivery for sending by mail. Any notice or demand sent by means of a messenger to said address shall be considered as received by the company on the first business day after delivery to the company or the day it was offered to the company, as the case may be. Any notice or demand sent by facsimile to said fax number (ascertaining by phone that it was received) shall be considered as received by the company on the first business day after the dispatch.

     23.4 Any notice or demand on behalf of the company can be given by means of a letter sent by registered mail or by means of a messenger to the address detailed in the deed of trust or to another address provided by the trustee to the company in writing and in advance, or by sending by facsimile to the fax number of the trustee. Any notice or demand sent by registered mail to said address shall be considered as received by the trustee three (3) business days after its delivery for sending by mail. Any notice or demand sent by means of a messenger to said address shall be considered as received by the trustee on the first business day after delivery to the trustee or the day it was offered to the trustee, as the case may be. Any notice or demand sent by facsimile to said fax number (ascertaining by phone that it was received) shall be considered as received by the trustee on the first business day after the dispatch.

          As long as no other written notice from the trustee has been received by the company, the contact person of the trustee with regard to this deed and the bonds shall be Yuval Likver, Attorney, fax no. 03 - 6274849, E-mail: TRUSTEES@CLAL-FIN.CO.IL

24.  WAIVERS, COMPROMISES AND/OR CHANGES IN THE DEED OF TRUST

     24.1 Subject to the provisions of any legal rule, the company and the trustee shall have the right, whether before or after the date of maturity of the principal of the bonds of the relevant series, to change the deed of trust and/or the terms of the bonds of the series concerned, if one of the following conditions is fulfilled:

          24.1.1 Excluding a change in the due dates in accordance with the terms of the bonds of the series concerned, in its interest rate, in the grounds for making them immediately payable and reports that the company has to submit to the trustee, if the trustee has been convinced that the change does not fundamentally hurt the holders of bonds of the series concerned.

          24.1.2 A meeting of the holders of bonds of the series concerned has approved the change by a special decision.

     24.2 In addition to the aforesaid in Section 24.1 and subject to the provisions of any legal rule:

          24.2.1 Excluding due dates in accordance with the terms of the bonds of the series concerned, its interest rate, the grounds for making them immediately payable and reports that the company has to submit to the trustee for the series concerned, the trustee for the series concerned shall have the right to waive any violation or nonfulfillment of any of the terms of the deed of trust by the company.

          24.2.2 The trustee shall have the right, following prior approval in the form of a special decision of a meeting of the holders of bonds of the series concerned, to conclude a compromise with the company in connection with any of their rights or claims and to waive any of their rights or claims against the company in accordance with the deed of trust and the bonds of the relevant series. If the trustee concludes a compromise with the company after obtaining the prior approval of the holders of the abovementioned bonds, the trustee shall be free from any responsibility in respect of this action.

     24.3 The company and/or the trustee shall give all holders of bonds of the relevant series a written notice with regard to any change and/or waiver, as stated in subsections 24.1.1 and 24.2.1 above concerning the series concerned, soonest after it becomes valid.

     24.4 In any case of exercising the trustee's right in accordance with this Section regarding any relevant series, the trustee shall have the right to demand that the holders of bonds of the series concerned provide him or the company with bond certificates of the series concerned for entering a note with regard to any waiver, compromise, change or amendment and, at the trustee's demand, the company shall enter said note on the bond certificates given to it.

     24.5 In addition to the aforesaid, changes in the terms of the bonds shall be permitted within the scope of an arrangement or compromise that was approved by the court, in accordance with Section 350 of the Companies Act.

25.  REGISTER OF BOND HOLDERS

     The company shall keep, at its head office, a register of bond holders, separately for each relevant series ("THE REGISTER FOR THE RELEVANT SERIES"), in which all registered holders of the bonds of the series concerned shall be entered, according to their status from time to time; also, their addresses, details of the bank accounts for deposition of payments relating to the principal and interest and the nominal value of the bonds of the series concerned, as registered in their name, according to their status from time to time, shall be entered. The register for the relevant series shall also include other holders, if any, following a bond split or conveyance with regard to bonds of the series concerned, if such actions are carried out in accordance with Sections 10 and 11 of the terms stated overleaf on the bond certificate.

     The company shall have the right to close the register for the relevant series from time to time for a period or periods not exceeding a total of thirty (30) days a year.

     The holder of bonds of the relevant series shall have the right to view the register for the series concerned at any reasonable time as long as he holds bonds of the series concerned. In addition, the trustee shall have the right to view the register for the series concerned at any reasonable time.

26.  APPOINTMENT OF A NEW TRUSTEE AND EXPIRY OF THE TRUSTEE'S TERM OF OFFICE

     26.1 The trustee's term of office shall expire in the cases mentioned in
          Section 35(14) of the Securities Act and in accordance with its terms and conditions.

     26.2 If the trustee's term of office expires or if the trustee is substituted as a result of the Securities Authority's demand that the trustee stop serving as trustee for a number of series of bonds of the company, the company shall see to it that a new trustee is appointed, i.e. a trust company of one of the six large Israeli banks, or any other trustee approved by a meeting of the holders of bonds by a majority of holders of bonds of the relevant series. In case of an appointment of a new trustee that is not a trust company of an Israeli bank and is presented for approval by a meeting of holders of bonds of the relevant series, the company shall provide, when convening the meeting, details of its equity and the insurance arrangements it has made in connection with fulfillment of its duty as trustee for the holders of bonds of the relevant series.

     26.3 The trustee shall transfer to the new trustee all documents and sums accumulated in the trustee's office in connection with the trusteeship that forms subject of the deed of trust for the relevant series, and shall sign all required documents. Any new trustee shall have the same powers, duties and authority and shall be able to act, to all intents and purposes, as if it were appointed trustee from the outset.

27.  MEETINGS OF HOLDERS

     Meetings of holders of each relevant series shall be conducted as stated in the SECOND SUPPLEMENT to this deed.

28.  REPORTING TO THE TRUSTEE

     As long as the bonds of any relevant series are in circulation and have not yet been fully repaid, the company shall provide the trustee with the following:

     28.1 Audited annual financial reports of the company and reviewed quarterly financial reports of the company, immediately following their publication.

     28.2 Within four (4) business days after a payment to holders of bonds of the relevant series, the company shall pass to the trustee a duly signed letter, confirming the payment to the bond holders and the balance of the nominal value of the bonds of this series that are still in circulation on the date of confirmation.

     28.3 Within ten (10) days after the end of the calendar year, while this deed is still valid, the company shall pass to the trustee a duly signed letter, stating that to the best of its knowledge that no violation of this deed has taken place, unless otherwise indicated.

     28.4 Not later than thirty (30) days after issuance of a bond series within the scope of a shelf offer report in accordance with the shelf prospectus, the company shall pass to the trustee an amortization schedule for payment of the bonds (principal and interest) of the issued series, concentrated in an Excel file.

     28.5 The company shall notify the trustee immediately in writing of any reasonable worry of the company that all or part of the events detailed in Section 7.1 above may take place with reasonable certainty and that all or part of the events detailed in Section 7.1 have taken place.

29.  REPORTING BY THE TRUSTEE

     29.1 The trustee shall prepare within three months of the end of a trusteeship year an annual report concerning trusteeship matters ("THE ANNUAL REPORT").

     29.2 The annual report shall detail the following subjects: Current details of the course of trusteeship matters during the past year; reporting exceptional events in connection with the trusteeship that took place during the past year.

     29.3 Holders of bonds shall have the right to view the annual report at the trustee's offices during regular working hours and shall be entitled to a copy of the report on demand. A copy of the report shall be delivered to the company at the same time as it is made ready for viewing by the bond holders.

     29.4 The trustee shall give the bond holders a notice, as provided in
          Section 23 of this deed, about the date of submission of said annual report. If the trustee learns of a fundamental violation of the deed of trust by the company, he shall notify the bond holders of the violation and on the measures taken in order to prevent it or to ensure fulfillment of the company's obligations, as the case may be.

     29.5 The trustee's obligations under this Section shall be in addition to the trustee's reporting obligations in accordance with any legal rule.

30.  APPLICABLE LAW AND JURISDICTION

     The law applicable to this deed of trust, including its appendices, shall be the Israeli law. The courts in the city of Tel Aviv - Yafo shall have unique and sole jurisdiction over any controversy concerning this deed.

31.  EFDS AUTHORIZATION

     The trustee authorizes, by signing this deed, any senior company official to report in the trustee's name to the EFDS system about his engagement in this deed and his signature.

                 IN WITNESS WHEREOF THE PARTIES SET THEIR HANDS:

     STAMP + /S/ YAHEL SHACHAR;
        /S/ SHACHAR RACHIM                                   /S/
---------------------------------------     -----------------------------------
       Scailex Corporation Ltd.             Clal Finances Trusteeships 2007 Ltd.

Signed by: Messrs. Yahel Shachar and Shachar Rachim

                            CERTIFICATION BY ATTORNEY

I, the undersigned, Rona Bergman Naveh, Attorney, certify that this deed was duly signed by Messrs. Yahel Shachar and Shachar Rachim, senior company officials of Scailex Corporation Ltd.

                                                    /s/ Rona Begman Naveh
                                                    ---------------------
                                                    Rona Bergman Naveh, Attorney

                            SCAILEX CORPORATION LTD.
                                 FIRST APPENDIX
 BOND CERTIFICATES FROM SERIES A TO J AND BOND CERTIFICATES FROM SERIES 1 TO 10

A bond certificate is hereby issued for redemption in __ payments from the year ___ to ____ (including), [which carries/ does not carry] [an annual interest / linkage differentials] as stated above.

BONDS REGISTERED IN THE NAME OF

Certificate number: ______

Annual interest rate: ____%

Stated value of this bond: ______ NIS

The registered holder of this bond:_______

1. This certificate attests that Scailex Corporation Ltd. ("THE COMPANY") will pay [on the day of____/on the dates____] of each year from ____ to ____ (including) ____% of the stated value of this bond, to the holder (as defined in the terms detailed overleaf) registered on the bond at the determining date for that payment, all dependent on the terms detailed overleaf and the trust deed from the day 11 August 2009 between the company on one hand and Clal Finance Loyalties 2007 Ltd. and/or whomever serves occasionally as a trustee for the bond holders according to the trust deed ("THE TRUSTEE" and "THE TRUST DEED" respectively)

2. This bond carries an interest at the rate of the annual interest rate mentioned above, which will be paid at the dates, all in accordance to the terms stipulated overleaf.

3. This bond will be [index linked/ non index linked] (capital and interest), all in accordance to the terms stipulated overleaf.

4. This bond is issued as part of series ____ of bonds whose terms are identical to the terms of this bond ("THE RELEVANT SERIES"), in accordance to the terms stipulated overleaf and on the trust deed. It is made clear that the instructions for the trust deed are an inseparable part of this bond, and obligate the company and the holders of the bonds included in the aforementioned series.

5. Bonds from the relevant series [will be/will not be] insured by securities, any form of collateral or in any other manner, all as specified in the company's proposal report from ____ according to which the bonds from the relevant series were first offered to the public ("FIRST PROPOSAL REPORT").

     As long as it has not been stipulated otherwise in the first proposal report for the bonds of the relevant series, the company is allowed to use all and/or part of its assets as collateral, in any attachment and any manner whatsoever, towards whomever it finds suitable, without any limitation whatsoever, and to any degree, including for securing some bonds (or some series of bonds) or other commitments, without requiring approval of the trustee and/or the holders of bonds from every series. Likewise, the company is allowed to sell, lease, hand over or transfer in any manner its assets, in full or partially, in any method, to whomever it deems right, without requiring any sort of approval from the trustee and/or holders of bonds from every series

6. All bonds from the relevant series will stand at equal ranking among themselves in relation to the company's commitments according to the bonds from this series, without preferences or priorities of one over the other.

                      SIGNED BY THE COMPANY ON ___________

                       ___________________________________
                            SCAILEX CORPORATION LTD.

                         THE CONDITIONS LISTED OVERLEAF

1.   GENERAL

     In this bond (series____) the following phrases will have to following meanings, unless a different intention arises from context:

     "THE COMPANY" and/or
     "THE ISSUER"                  Scailex Corporation Ltd.

     "THE TRUST DEED"              The trust deed signed between the company and
                                   the trustee on 11 of august 2009, including its appendixes which are an inseparable part of it;

     "THE PROSPECTUS" or
     "THE SHELF PROSPECTUS"        A shelf prospectus of the company which will
                                   be published for the bonds, among others;

     "PROSPECTUS REPORT" or
     "SHELF PROSPECTUS REPORT"     A shelf offer which would be published
                                   according to the shelf prospectus,
                                   in accordance with the securities provisions law 1968, wherein bonds from the relevant series would be offered while stating all the details unique to that offer;

     "FIRST PROPOSAL REPORT
     FOR THE RELEVANT SERIES"      An offer report according to which bonds from
                                   the relevant series would first be offered;

     "THE BONDS SERIES" or
     "THE RELEVANT SERIES"         A series of bonds, planned series A to J and/
                                   or series 1 to 10 of the company's bonds, when each one of these bond series would be at the total specified sum of up to 4,000,000 NIS, written in name, wherein the condition of each is according to bond certificate of that series and the first proposal report for the bonds from the same series, which will be issued from time to time by the company at its exclusive discretion;

     "THE BONDS" or "THE BOND"     Bonds, from each of the bonds series;

     "THE TRUSTEE"                 Clal Finance Loyalties 2007 Ltd. and/or
                                   whomever serves occasionally as a trustee for the bond holders according to this trust deed;

     "THE REGISTRY FOR
      THE RELEVANT SERIES"         The registry of bond holders from the same
                                   series as stated in article 25 of the trust deed;

     "THE BOND HOLDERS" and/or
     "THE BOND OWNERS" and/or the
     "HOLDERS"                     Whoever is holding the bonds;

     "SPECIAL DECISION"            A decision reached at a general assembly of
                                   bond holders of the relevant series, where those present, in person or represented by their agents, hold at least fifty five percent (55%) of the remainder of the stated value of the bonds in circulation from the same series, or in a postponed assembly where those present, in person or represented by their agents, hold at least ten percent (10%) of said remainder, and which was accepted
                                   (be it the original or postponed assembly) a majority of at least seventy five percent
                                   (75%) of all the participants' votes, not including those abstaining;

     "BOND CERTIFICATE"            Bond certificates from the relevant series
                                   whose wording appears in the first appendix to the trust deed;

     "THE LAW" or "THE
     SECURITIES PROVISIONS
     LAW" The securities provisions law 1968, and the regulations according to it, as they will be from time to time;

     "THE COMPANIES LAW"           The companies law 1999;

     "THE CAPITAL"                 The stated value of the bond from the
                                   relevant series which has yet to be redeemed;

     "TRADING DAY"                 Any day when there is commerce at the Tel
                                   Aviv Stock exchange Ltd.;

     "BUSINESS DAY" or
     "BANK BUSINESS DAY"           Any day when the majority of banks in Israel
                                   are open for business;

     "BUSINESS DAY ABROAD"         Any day when a quote is set for a prime
                                   interest rate regarding foreign currency published in the Reuters news service or any other source of information detailed in the first proposal report for bonds from the relevant series;

     "THE STOCK EXCHANGE"          The Tel Aviv Stock exchange Ltd.;

     "THE CONSUMER PRICE INDEX"
     or "THE INDEX"                The price index known as "the consumer price
                                   index" which includes fruit and vegetables and is published by the Central Bureau of Statistics and Economic Research, including the same index even it is published by some other official organization or institute, and also including any official index that might replace it, whether it is based on the same data which the current index is based on, or not. If a different index were to replace it, published by an institute or organization as stated above, and that institute or organization has not determined the ratio between the new index and the index being replaced, this ratio would be determined by the Central Bureau of Statistics, and in case that ratio is not determined as above, then it would be determined by the trustee for the relevant series, in consultation with economic experts chosen by him;

     "THE KNOWN INDEX" at a
     specific date                 The last known index before the same date;

     "THE PRIME INDEX" for the
     whole relevant series         The known index on a certain day, which would
                                   be detailed in the first proposal report of the same relevant series;

     "THE PAYMENT INDEX"           The known index on the day determined for any
                                   sort of payment for the capital and/or
                                   interest

                                   If it is detailed in the first proposal
                                   report of the relevant series that it is index linked and that the capital and/or interest of the bonds would be protected, in case the known index at the determined date of the relevant payment is lower than the prime index, the payment index would be the prime index.

                                   If it is detailed in the first proposal
                                   report of the relevant series that it is index linked and that the capital and/or interest of the bonds would not be protected as stated, the payment index would be the known index at the determined date of the relevant payment, even if this index is lower than the prime index;

     "THE REGISTERING COMPANY"     The registering company of Israel Discount
                                   Bank Ltd.;

     "FOREIGN CURRENCY"            No more than one foreign currency for each
                                   relevant series, as detailed in the first proposal report of the bonds from the same series;

     "FOREIGN CURRENCY RATE"       The representative rate of foreign currency
                                   as published by the Bank of Israel, or any official exchange rate of foreign currency to Israeli currency which might replace said representative rate and at the same time apply to governmental bonds linked to said foreign currency rate;

     "THE KNOWN RATE" at a
     specified date                The latest foreign currency rate determined
                                   by the Bank of Israel before that date.
                                   However, at a period when the Bank of Israel does not tend to determine a representative rate, the known rate at a specific date would be the last rate determined before that date by the Finance Minister together with the Governor of the Bank of Israel for governmental foreign currency rate linked bonds;

     "THE PRIME RATE" for the
     whole relevant series         The known rate on a certain day, which would
                                   be detailed in the first proposal report of the same relevant series;

     "THE PAYMENT RATE"            The known rate on the actual day of payment;

     "BANK OF ISRAEL INTEREST"     The interest rate for non-linked New Israeli
                                   Shekels which the Governor of the Bank of Israel declares from time to time as the stated interest rate of the Bank of Israel or any interest rate determined by some qualified authority in place of the stated rate;

     "TELBOR RATE"                 The interest rate for inter-bank loans in
                                   NIS, calculated by interest offers offered by several banks in Israel, for a period specified in the first proposal report of the relevant series, as it appears on the sample day (if it is on Monday to Thursday - at 13:00 or near it, and if it is on Friday - at 12:00 or near it) at the Reuters information distribution system or other source of information as detailed in the first proposal offer of bonds from the relevant series;

     "LIBOR RATE"                  The interest rate offered in the London
                                   inter-bank market for deposits in US dollars for a period specified in the first proposal report of the relevant series (for a week, a month, six months, etc.), as quoted on the sample day, at 11:00 London time, or closely following it, on the Libor01 page published by Reuters news service or if this page is exchanged for a different page then as quoted on the sample day at the stated hour or following it on said different page;

     "EURIBOR RATE"                The interest rate offered in the inter-bank
                                   market for deposits in Euros for a period specified in the first proposal report of the relevant series (for a week, a month, six months, etc.), as quoted on the sample day, at 11:00 Central European Time (CET), or closely following it, on the Euribor01 page published by Reuters news service (or if this page is exchanged for a different page then as quoted at the stated hour or following it on said different page) or some other source of information as specified in the first proposal offer of bonds from the relevant series;

     "SHORT-TERM LOAN"             Bonds issued in series by the State of Israel
                                   for the purpose of short term loans which the State of Israel lends in accordance with the short term lending provision of law 1984 and/or any law that replaces it and/or is added to it, which are registered for trading at the Tel Aviv Stock Exchange Ltd. and which are tendered by the Bank of Israel and do not carry interest and/or linkage differentials.

     "SHORT TERM LOAN FOR A YEAR"  A series of short term loans in circulation whose term of redemption is determined for the period closest to a period of 12 months from the sample day (as defined below) as long as its date of redemption is at least 10 months from the sample day. In case there is no short term loan on the sample day as stated the short term loan for a year would be a series of different governmental bonds which do not carry linkage differentials, registered for trading in the Tel Aviv stock Exchange and whose redemption date is set to a period closest to 12 months from the sample day. The relevant series of short term loans and its date of redemption would be detailed in the first shelf proposal report of the bonds.

     "VARIABLE INTEREST
     GOVERNMENT BONDS"             A series of governmental bonds with changing
                                   interest issued by the state's lending
                                   regulations (governmental bonds - changing interest) 2006, as published by the governmental debt management department of the accountant general. The governmental bond series and its date of redemption would be specified in the first shelf proposal report of the bond certificates from the same series.

     "PRIME RATE"                  The Libor rate or the Telbor rate or the
                                   Euribor rate or the Bank of Israel rate or the Prime rate or the yield of the short term loan for a year, or the interest carried by a variable rate governmental bond, as determined in the first proposal report of the relevant series;

     "SAMPLE DAY" for a
     specified interest period     In relation to the Libor rate or the Euribor
                                   rate - the business day abroad which comes two (2) business days before the first day of the same rate period; in relation to the Telbor rate - the bank business day which comes two (2) business days before the first day of the same rate period; in relation to the Bank of Israel rate - the first day of the same rate period. In relation to short term loan for a year or variable rate governmental bonds or prime rate - the bank business day which comes two (2) business days before the first day of the same rate period.

     "THE STOCK EXCHANGE
     CLEARING HOUSE"               The clearing house at the Tel Aviv Stock
                                   Exchange Ltd.

     This bond is one of a series of bonds (series A to J) or of bonds (series 1 to 10), registered in name, of a total specified sum of up to 4,000,000 NIS for each relevant series. The bonds from this series will stand at an equal ranking amongst themselves, without preferences or priorities of one over the other.

     This bond stands for redemption (capital) in a number of payments which would be made at each of the dates as specified in the first proposal report according to which the bond would be offered and subject to the linkage terms in article 3 below, but at no more than one period per quarter. The basis for linkage (or the lack of linkage) and the type of interest (or lack of interest) carried by the capital bond issued will be detailed in the proposal report according to which the bond would first be offered. The interest rate carried by the capital bond issued or the space above or below the prime rate carried by the capital bond, or the lack of interest carried by the capital bond, as the case may be, will be detailed in the proposal report according to which the bond would first be offered. The interest, whatever it may be, will apply to the capital bond, paid yearly in a single annual payment or in two bi-annual payments or in four quarterly payments, all in accordance with what is specified in the proposal report according to which the bond would first be offered. The dates and number of capital payments, the basis for linkage (or the lack of linkage), the type of interest, the rate of interest, or the way it is determined and the dates of interest payment (or lack of interest) carried by the bond, as specified in the proposal report according to which the bond would first be offered, will be determined by the company on the eve of the bond's first offering.

2.   THE DATE OF CAPITAL BONDS REDEMPTION

     This bond is redeemable (capital) in several payments, which would be made at each of the dates specified in the first proposal report according to which the bond would be offered and subject to the linkage terms in article 3 below, but at no more than one date per quarter.

3.   THE BASIS FOR CAPITAL BONDS LINKAGE

     The capital for the bonds from the relevant series may by linked to any of the linkage bases detailed below or not linked, all in accordance to what is detailed in the first proposal report of the same series, while referring to the linkage bases definitions specified in articles 3.1 to 3.4 below:

     3.1. INDEX-LINKED

          If it is decided in the conditions of the relevant series that the bond's capital and interest of the same series are index-linked then the linkage of capital and interest to the index would be made in such a manner that if at some date of payment made from capital and/or interest for these bonds it is found that the index of payment is higher than the prime index, then the company would pay the same payment of capital and/or interest, where it is increased in relation to the rate of increase in the payment index as compared to the prime index. If the index of payment is lower than the prime index, see the definition of "payment rate" in article 1 above.

          The interest paid for the bonds of the same series would be a fixed rate interest as stated in article 4.1.1 below or a variable interest rate (Bank of Israel rate or Telbor rate, or prime rate or short-term loan for a year yield, or the interest carried by variable interest rate governmental bonds, as determined in the first proposal report of the relevant series, with the addition or subtraction from the profit specified in the aforementioned proposal report or as determined by bid) as stated in article 4.1.2 below.

     3.2. FOREIGN CURRENCY LINKED

          If it is decided in the conditions of the relevant series that the bond's capital and interest of the same series are foreign currency linked then their linkage to the foreign currency would be made in such a manner that if at some date of payment made from capital and/or interest for these bonds it is found that the rate of payment is higher than the prime rate, then the company would pay the same payment of capital and/or interest, where it is increased in relation to the rate of increase in the payment rate as compared to the prime rate. If the payment rate is lower than the prime rate, the company would then be allowed to determine in the first proposal report of that series whether the capital and/or interest of the bonds would be protected (meaning, if the payment rate is lower than the prime rate, the payment rate would be the prime rate) or would not be protected as stated (meaning, the payment rate would be the known rate at the time of payment, even if this rate is lower than the prime rate). The existence of protection, as stated, is reserved for cases where the payment rate is lower than the prime rate detailed in said first proposal report.

          The interest paid for bonds from the same series would be a fixed rate interest as stated in article 4.3.1 below or a variable rate interest (Libor rate or Euribor, as determined in the first proposal report of the relevant series, with the addition or subtraction from the profit specified in said proposal report or determined by bid) as stated in article 4.3.2 below.

     3.3. UNLINKED BONDS

          In case the terms of the relevant series do not determine any basis for linkage of capital bonds from the same series, the capital would be stated in NIS and not linked to any sort of index or currency. In this case, the interest for the bonds from that series would also not be linked to any sort of index or currency.

          The interest paid for bonds for the same series will be a fixed rate interest as stated in article 4.2.1 below or a variable rate interest (Bank of Israel rate or Telbor rate, as determined in the first proposal report of the relevant series, with the addition or subtraction from the profit specified in the aforementioned proposal report or as determined by bid) as stated in article 4.2.2 below.

     3.4. `Subject to the stock exchange's regulations and instructions, the method of linkage would not be change for the duration of the bonds period, and the linkage of each series would relate to no more than on basis for linkage, as far as bonds are linked to some linkage basis.

4. THE INTEREST OF BONDS FROM SERIES A TO J AND FROM SERIES 1 TO 10 WHICH WOULD BE OFFERED ACCORDING TO THE SHELF PROSPECTUS

     The capital for the bonds of the relevant series will carry an interest as determined in the first proposal report of the same series, and according to whichever of the interest calculation mechanisms detailed below, as specified in that same proposal report while referring to the interest mechanisms below:

     4.1. INTEREST ON INDEX-LINKED CAPITAL

          The bonds' capital, if they are linked to the consumer price index, will carry a linked interest as stated, when the interest is of a fixed rate or a variable rate, as specified below:

          4.1.1. FIXED RATE INTEREST - fixed rate interest as determined in the first proposal report of the same series and/or in a bid according to said proposal report.

          4.1.2. VARIABLE RATE INTEREST WHEN THE SPACE ABOVE OR BELOW THE PRIME INTEREST WOULD BE DETAILED IN THE FIRST PROPOSAL REPORT OF THE RELEVANT SERIES OR DETERMINED IN A BID ACCORDING TO IT, AND WHEN THE PRIME RATE IS THE BANK OF ISRAEL RATE OR THE TELBOR RATE - the interest rate for the bond's whole interest period will be determined in accordance with the prime interest rate as stated (Bank of Israel rate or Telbor rate, as specified in said proposal report), as quoted on sample day. The company will submit an immediate report within four (4) days of sample day for the interest rate determined as stated.

     4.2. INTEREST ON UNLINKED CAPITAL

          The bonds' capital, if they are not linked to any index or currency, will carry a fixed rate interest or variable rate interest, as specified below:

          4.2.1. FIXED NIS INTEREST - a fixed rate interest determined in the first proposal report of the same series and/or in a bid according to said proposal report.

          4.2.2. VARIABLE RATE INTEREST WHEN THE SPACE ABOVE OR BELOW THE PRIME INTEREST WOULD BE DETAILED IN THE FIRST PROPOSAL REPORT OF THE RELEVANT SERIES OR DETERMINED IN A BID ACCORDING TO IT, AND WHEN THE PRIME RATE IS THE BANK OF ISRAEL RATE OR THE TELBOR RATE - the interest rate for the bond's whole interest period will be determined in accordance with the prime interest rate as stated (Bank of Israel rate or Telbor rate, as specified in said proposal report), as quoted on sample day. The company will submit an immediate report within four (4) days of sample day for the interest rate determined as stated.

     4.3. INTEREST ON FOREIGN CURRENCY LINKED CAPITAL

          The bonds' capital, if they are linked to foreign currency, will carry a linked interest as stated, wherein the interest is of a fixed rate or a variable rate, as specified below:

          4.3.1. FIXED FOREIGN CURRENCY LINKED INTEREST - a fixed rate interest determined in the first proposal report of the same series and/or in a bid according to said proposal report.

          4.3.2. VARIABLE RATE INTEREST WHEN THE SPACE ABOVE OR BELOW THE PRIME INTEREST WOULD BE DETAILED IN THE FIRST PROPOSAL REPORT OF THE RELEVANT SERIES OR DETERMINED IN A BID ACCORDING TO IT, AND WHEN THE PRIME RATE IS THE LIBOR RATE OR THE EURIBOR RATE - the interest rate for the bond's whole interest period will be determined in accordance with the prime interest rate as stated (Libor rate or Euribor rate, as specified in said proposal report), as quoted on sample day. The company will submit an immediate report within four (4) days of sample day for the interest rate determined as stated.

     4.4. The interest rate for the first period of interest for bonds from the relevant series would be detailed in the first proposal report of the same series and/or in a report published by the company regarding the outcome of the bid in relation to the interest rate, as the case may be.

     4.5. It is made clear that in relation to the bonds which carry a variable rate interest as stated in articles 4.1.2, 4.2.2, and 4.3.2 of this note, it is expected that the interest rate paid for the whole interest period would be a different rate as detailed above.

     4.6. The interest rate determined for each relevant series would be a yearly rate. As long as the bonds' terms dictate that the interest they incur will be paid at more than one period during the year, the payment of interest made at every payment period would be calculated according to the annual interest rate divided into the number of annual payments determined by the terms of the bonds from the relevant series and all as it is detailed in the shelf prospectus report according to which the bonds would first be offered.

     4.7. The interest for the bonds from the relevant series would be paid annually [in one annual payment/in two bi-annual payments/in four quarterly payments] [on the day____/days____] of each year from____ to ____, all as detailed in the first proposal report of the same series, for the interest period [the twelve months/six months/three months, as the case may be] which ended on the last day before the date of payment (henceforth: "THE INTEREST PERIOD"). The first interest period for the bonds from the relevant series will begin on the first trading day after the date when the signature list is closed as detailed in the aforementioned proposal report and ending on the last day before the first date of payment for the interest. Any additional interest period for the bonds from the relevant series would begin on the first day following the end of the nearest interest period prior to it, and end on the last day before the nearest payment date following its first day. The interest for the first interest period would be calculated by the number of days in this period on the basis of 365 days per year.

     4.8. The interest on the capital for the bonds from the relevant series would be calculated starting from the first day of the first interest period. On this day the company would submit an immediate report detailing the interest rate paid for the first interest period, calculated as stated above.

     4.9. The last payment for the interest on the capital for the bonds from the relevant series would be paid along with the last payment for the capital account for the bonds from the relevant series, against delivery of the bonds from the same series into the company's hands.

5.   CAPITAL AND INTEREST PAYMENTS FOR THE BONDS

     5.1. The payments for the interest account and/or the capital for bonds from the relevant series that would be offered according to the shelf prospectus would be paid to individuals whose names would be listed in a registry for the same series at dates specified in the first proposal report of the same series in accordance with the stock exchange's regulation as they stand at that time ("THE DETERMINING DAY OF THE RELEVANT SERIES"), excluding the final payment of capital and interest which would be made against delivery of the bonds from the same series into the company's hands, at its registered office or any other location the company decides upon no later that five (5) business days prior to the last date of payment.

          It is made clear that whomever is not listed in the registry for the relevant series on the determining day of the relevant series would not be entitled to interest payment for the interest period beginning prior to that date.

     5.2. In any case where the date for redemption of payment for interest and/or capital account falls on a day that isn't a business day, the date of payment would be postponed to the first business day following it without additional payment, and the "determining day" to determine entitlement for redemption or interest will not change because of it.

     5.3. Any payment for interest and/or capital account which is delayed by more than seven (7) business days from the predetermined payment date according to the stated conditions of the bonds, for reasons dependent on the company, would carry an arrears interest (as defined below) starting from the date determined for payment and up to the date of actual payment. In this matter, an arrears interest means an annual interest equal to the bond's interest, as stated in article 4 above, with an addition of 2%. In case of a delay in payment as detailed above, the company would announce the rate of interest, including the arrears interest as stated, in an immediate report two (2) trading days before the actual date of payment.

     5.4. The payment of capital and interest would be made subject to the terms of linkage as stated in article 4 above, as the case may be.

     5.5. Payment for those entitled would be made by check or bank transfer to the bank accounts belonging to the individuals whose names are listed in the registry for the relevant series and which would be mentioned in the details given to the company in time, in accordance with article 5.6 below. If the company cannot pay any amount to those entitled to it, for reasons not dependent on it, the instructions of article 12 of the trust deed would come into effect.

     5.6. The holder of the bonds from the relevant series would supply the company with the details of the bank account to which the payments would be credited for said holder for the bonds from the same series as stated above, or notify of changes in the said account's details or his address, as the case may be, in written message sent by registered mail to the company. The company would have to act according to the holder's message regarding said change within fifteen (15) business days from the day the holder's message reached the company.

     5.7. In case the bond holder entitled to the aforementioned payment did not supply the company with the details of his bank account in time, each payment for the capital account and interest would be made by check sent by registered mail to his most recent address listed in the registry for the relevant series. The delivery of the check to the entitled individual by registered mail would be considered as payment of the amount stipulated in it on the date of delivery by mail for all intents and purposes, given that it was cashed with its presentation as proof of this.

     5.8. Any obligatory payments would be deducted out of every payment for the bonds form the relevant series, as required by law.

6.   GENERAL INSTRUCTIONS

     6.1. The capital and interest sums would be paid to every bond holder regardless of any beneficiary rights or deduction rights or any counter claim existing or that would exist between the company and the aforementioned holder.

     6.2. The company would not be obligated to enter into the registry for the relevant series any declaration regarding trusteeship, mortgaging and attachment of any kind or type, or any beneficiary right or any other right in relation to the holder's ownership of the bond.

     6.3. Anyone who has become entitled to the bond as a result of bankruptcy or as a result of the holder's dismantlement proceedings would have the right, when presenting the evidence required by the company, to be listed in the registry for the relevant series as the holder of the bonds.

7. CONVERSION RIGHTS FOR BONDS FROM SERIES 1 TO 10 INTO STOCKS ("EXCHANGEABLE BONDS")

     7.1. TERMS OF CONVERSION

          7.1.1. On every trading day from the first day that each of the series of exchangeable bonds are registered for trading in the stock exchange and up to a number of days before the end of the period for the bonds from the same series, in accordance with the stock exchange's instructions as they would be at the date of the first proposal report of the same series and as detailed in the said proposal report ("THE EXCHANGE PERIOD", and every said trading day would henceforth be called "THE EXCHANGE DATE", and the last day of the exchange period would henceforth be called "THE END OF THE EXCHANGE PERIOD"), excluding a number of days before the determining date for partial redemption in accordance with the stock exchange's regulations and instructions as they would be on the date of said proposal report and up to the date when the partial redemption is executed, the remainder capital of the exchangeable bonds form the same series that are in circulation at that time are exchangeable to regular stocks written in the name, totally 0.12 NIS each, fully redeemed by the company ("THE EXCHANGE STOCKS"), according to the exchange rate which would not decrease from the stated value of the company's regular stocks at the time of said proposal report ("EXCHANGE RATE"), subject to suitability as detailed below, and in the manner and conditions, all as detailed in said proposal report.

          7.1.2. Any holder of the exchangeable bonds from any series who wishes to exchange the remainder of stated value of the exchangeable bonds capital from the same series he is holding to exchange stocks ("THE EXCHANGER"), would submit directly to the company at its registered office (in case those bonds are registered in the name of the exchanger in the registry of the same series) or through a member of the stock exchange (in case those bonds are held by the exchanger through the same member of the stock exchange) on the exchange dates and in any case before the end of the exchange period relating to that series, a written request filled out on a form, as determined by the company, accompanied by the exchangeable bond certificates which the request relates to ("THE EXCHANGE NOTICE").

          7.1.3. In one exchange notice the exchange of the remainder of the stated value of the capital of several bonds from the same series registered in the name of the same holder may be requested, and in such a case all the exchangeable bond certificates which the exchange notice relates to must be attached.

          7.1.4. In the case of exchanging exchangeable bonds for stocks in accordance with this article regarding only part of the stated value of the exchangeable bonds registered on one certificate, the exchangeable bond certificate must first be split into the required number of bond certificates in a manner that the total stated value sum of the bonds registered in them would be equal to the stated value of the bonds to be thus split.

          7.1.5. The exchange notice forms can be obtained at the company's registered office as well as wherever else the company announces.

          7.1.6. The exchanger would sign at any time whatever document he would be required to by law and according to the company's instructions for the allocation of the exchange stocks. The day the company receives an exchange notice directly from the exchanger (for bonds held directly), or the stock exchange clearing house receives a notice from a stock exchange member regarding the exchange of the exchangeable bonds (for bonds held through the registering company) which fulfills all of the terms detailed above, as the case may be, would be considered the exchange day ("THE DATE OF EXCHANGE").

          7.1.7. If the exchanger did not meet all the terms for exchanging the exchangeable bonds fully, the exchange notice would be considered void, and the bond certificate attached to the exchange notice would be returned to the requestor.

          7.1.8. An exchange notice delivered to the company cannot be cancelled or changed.

          7.1.9. The exchanger is not entitled to the allocation of part of one exchange stock, but all the fractions of the exchange stock created during exchange, if they are created, would be sold at the stock exchange by a trustee appointed to this goal by the company within thirty (30) days after such fractions have accumulated into whole stocks in an amount which can reasonably be sold in the stock exchange, considering the costs involved, and the net gain from their sale would be distributed among those entitled to them correspondingly within fifteen (15) days from the date of sale. A single said benefactor would not receive a check for less than 50 NIS and he may receive said amount by coming to the company's offices to receive this said amount within twelve (12) months from the date of sale, or else he would forfeit his right to the sum.

          7.1.10. Exchange stocks would entitle their owners full participatory rights for each dividend or other division, where the determining date for their reception is the exchange date or after it, and would be equal in rights in all aspects to regular stocks with a stated value of 0.12 NIS, which would exist in the company's capital at that time.

          7.1.11. The exchangeable bonds that have been exchanged would be removed from circulation on the date of their exchange and would be null and void, retroactively for the date of their exchange, from the day exchange stocks were allocated for them, and would not entitle any rights for interest after the last date of interest payment which the determining date for occurred before the date of exchange and likewise would not entitle any rights for linkage differentials which have accumulated for the capital sum according to the linkage terms stated in article 3 above (and which were supposed to be paid together with the bonds capital, if the requestor had not realized his right to exchange the exchangeable bonds to stocks as stated above).

          7.1.12. each part of the exchangeable bonds from any series which is not exchanged until the end of the exchange period relating to that same series would no longer entitle its holder any right to exchange it to exchange stocks, and the exchanging right for it would be null and void after that date.

     7.2. TIMETABLES FOR EXCHANGE

          The exchange of exchangeable bonds would be subject to the bylaws of the stock exchange clearing house as they stand at the actual time of exchange.

          Within one trading day of the date of exchange the company would allocate each exchanger with certificates for the exchange stocks he deserves, and after the approval of registration for the allocated exchange stocks to be traded in the stock market, the company would work towards registering the exchange stocks for trading in the market within three (3) days of the date mentioned above.

     7.3. INSTRUCTION FOR THE DEFENSE OF EXCHANGEABLE BOND HOLDERS DURING THE EXCHANGE PERIOD.

          7.3.1. DISTRIBUTION OF BONUS SHARES

               If the company would distribute bonus shares from the date of the first proposal report of a certain series of exchangeable bonds and up to the end of the exchange period for that same series, the rights of the exchangeable bond holders of the same series would be maintained in the following manner:

               7.3.1.1 Following the determining date for entitlement to
                    participation in the said distribution, the number of conversion shares to which the holder of the convertible bonds of the same series on their conversion will increase, by means of adding to the number of shares to which the said holder would have been entitled, as bonus shares, had the convertible bonds been converted immediately prior to the said determining date.

               7.3.1.2 The holder of the convertible bonds shall not be entitled to the allocation of part of the bonus shares as stated above, however all fractional shares creat5ed at the time of the conversion shall be accumulated into whole shares and will be sold on the stock exchange, by a trustee appointed for this purpose by the \Company, within thirty (30) days of the said allocation, and the net proceeds (after deducting the sale expenses and payments of mandatory payment and imposts) shall be divided between the entitled parties within fifteen (15) days of the sale date. A check in an amount of less than 50 NIS shall not be sent to an entitled party, and he will be entitled to receive the said amount at the offices of the Company during normal working hours. If within twelve (12) months of the sale date the said entitled party does not appear at the Company's offices in order to receive the said amount, his right to this amount will be lost.

               7.3.1.3 Subject to that set forth in the By-laws and in stock exchange guidelines, the adjustment method cannot be changed.

          7.3.2 RIGHTS ISSUE

               If the Company offer to its shareholders, between the date of the initial offering report of any series of the convertible bonds and until the end of the conversion period for that series, securities of any kind by way of a rights issue, the number of shares in respect of the conversion of convertible bonds of that series which have yet to be converted into ordinary shares of the Company, the right to purchase the securities offered under the rights issue will be adjusted at the determining date, in accordance with the bonus element in the rights, as expressed by the relationship between market price of the Company's share at the said determining date and the "ex-rights" base price. Subject to that set forth in the Stock Exchange guidelines, the aforementioned method of adjustment cannot be changed.

          7.3.3 RECONCILIATION IN RESPECT OF DIVIDEND DISTRIBUTION

               If the Company carries out a dividend distribution , as defined in the Companies Law ("THE DISTRIBUTION"), where the effective date for entitlement thereto ("DISTRIBUTION EFFECTIVE DATE") is prior to the end of the conversion period, one of the provisions set forth in sub-clauses 7.3.3.1 through 7.3.3.3 shall apply, all as determined by the Company in the initial offering report of the relevant series. The Company shall publish separately in the said offering report the mode of reconciliation of the conversion price and/or conversion ratio resulting from the distribution, in accordance with its choice of one of the following alternatives.

               7.3.3.1 The conversion price and/or conversion ratio will not be adjusted as a result of a distribution by the Company

               7.3.3.2 Commencing on the first day of trading, on which the
                    Company's shares are traded after the distribution effective date (ex-dividend), the conversion price of the convertible bonds of the relevant series, shall be equal to the previous conversion price, as at the distribution effective date, less the net distribution amount in respect of each conversion share, with the conversion price being not lower than face value of the Company's shares at that time (herein "THE ADJUSTED CONVERSION PRICE").

                    "NET DISTRIBUTION AMOUNT PER SHARE" for this purpose is the amount to be distributed by the Company in respect of each share, less the amount of income tax to be deducted by the Company form individuals who are Israel residents who are not the holders of significant shares , as this term is defined in Section 88 of the Income Tax Ordinance (New Version), 5721-1961, as required by law.

               7.3.3.3 Commencing on the first day of trading, on which the
                    Company's shares are traded after the distribution effective date (ex-dividend), the conversion ratio of the convertible bonds in circulation shall be adjusted by multiplying by the ratio between the stock exchange price of the Company's share, as set by the stock exchange as the price adjusted for distribution (price ex-dividend), and the closing price set by the stock exchange for the Company's share at the distribution effective date. The Company will notify, by way of immediate notification as to the said adjusted conversion ratio, no later than the date on which the Company's share is traded "ex-dividend".

               Unless otherwise announced by the Company is the initial offering notice of the convertible bonds of the relevant series, the Company shall act in the manner set forth in sub-clause (1) above.

     7.4 ADDITIONAL PROVISIONS FOR PROTECTING THE HOLDERS OF CONVERTIBLE BONDS DURING THE CONVERSION PERIOD

          Commencing on the date of publication of the offering notice with regard any series of convertible bonds and as long as all the convertible bonds of that series have not been converted, but in any case no later than the end of the conversion period for that series, the following provisions shall apply:

          7.4.1 The Company shall maintain a sufficient number of 0.12 NIS FV ordinary shares of its registered share capital, in order to ensure the allocation of all the shares that could derive from the conversion of all the convertible bonds of the particular series in circulation from time to time, and if necessary, the Company shall cause an enlargement of its registered share capital accordingly.

          7.4.2 If the Company shall combine the 0.12 NIS face value ordinary shares of the issued share capital into shares of a higher face value or sub-divide them into shares with a lower face value - the number of shares allocated as a result of conversion of the convertible bonds of the same series, will be increase or decrease accordingly, following the said action. In this case Clause 7.1.9 above shall apply, with the necessary changes.

          7.4.3 The Company, at its registered office, shall provide for inspection by holders of convertible bonds of the particular series during normal working hours, a copy of the aforementioned periodic and interim financial statements of the Company. At the written request of a holder of convertible bonds of the said series, the Company will send a copy of the aforementioned statements, to the holder of convertible bonds of the particular series.

          7.4.4 Within ten (10) days of any adjustment to the conversion price or the number of shares in relation to the particular series of convertible bonds, the Company shall publish a notice in two (2) wide-circulation daily newspapers, published in Israel in the Hebrew language, regarding the right of the holders of convertible bonds of the particular series to convert them into shares, stating the conversion period, the conversion price and the number of conversion shares to which the holder of the convertible bonds will be entitled as a result of conversion at that time, and all - in relation to the said series.

          7.4.5 In addition to the aforementioned notice, no later than three
               (3) weeks and no earlier than four (4) weeks prior to the end of the conversion period relating to the particular series, the Company shall publish a notice in two (2) wide-circulation daily newspapers, published in Israel in the Hebrew language, and shall send notice in writing, with a copy to the stock exchange and to the trustee of the particular series, to the holders registered in the register of the said series, regarding the last date for conversion of the convertible bonds of the particular series. The notice will state the conversion price, the number of conversion shares, and the number of bonus shares to which the holder of the convertible shares will be entitled on conversion during the period of time - regarding the said series.

          7.4.6 The Company will not distribute and shall not offer to holders of 0.12 NIS face value ordinary shares a cash dividend or bonus shares or a rights offer for securities of any kind, unless the effective date for their receipt is at least ten (10) trading days after publication of the Company's notice regarding the distribution or rights offer, as applicable.

          7.4.7 The Company shall avoid any action, including the distribution of bonus shares, which could lead to a reduction in the share price below its face value.

          7.4.8 In accordance with the by-laws and Stock Exchange guidelines as in force at the date of the Trust Deed, the terms of the convertible bonds cannot be altered with regard to the conversion price, conversion dates and linkage method, but the Company shall be permitted to change the conversion period and/or the conversion price, on condition that this is done within the framework of an arrangement or compromise approved by the courts, pursuant to Section 350 of the Companies Law. In addition, in accordance with the said By-laws and Stock Exchange guidelines, the Company is permitted to alter the conversion price within the framework of a Company split or merger of the Company, on condition that the change shall include only the adjustments required as a result of such a process.

               In accordance with the said By-laws and Stock Exchange guidelines, a "split process", for this purpose means - a process whereby the Company transfers to its shareholders shares which it holds in another Company, or a process whereby the Company transfers assets and liabilities to new Company established for the purpose of the split and the shareholders of the new Company will also be the shareholders of the Company transferring the assets and the liabilities, all on condition that the split is carried out under equal conditions in respect of the Company's shareholders. In accordance with the said By-laws and Stock Exchange guidelines, a "merger process", for this purpose means - a process whereby all of the Company's shares are transferred to the ownership of a new Company or the ownership of another registered Company the shares of which are registered for trading on the Stock Exchange or a process whereby the Company transfers all of its assets and its liabilities to the said other Company and all on condition that the securities of the Company the shares of which are to be so transferred, are deleted from listing for trading on the Stock Exchange and the process is carried out in an equitable manner with respect to the shareholders of the Company.

               Notwithstanding the aforementioned, in accordance with the said By-laws and Stock Exchange guidelines, the Company is permitted to alter the conversion price, on condition that this is done within the framework of an offer by way of rights in the Company or within the framework of a distribution of dividends in the Company and that the change shall include only the adjustments necessitated by the said process, as set forth in Clause 7.3 above.

     7.5. VOLUNTARY LIQUIDATION

          7.5.1 In the case of decision to voluntarily liquidate the Company, the Company shall give written notice of same to all holders of the convertible bonds in circulation at that time, who are registered in the in register for the relevant series of convertible bonds, and shall also publish a announcement on the subject in two (2) wide-circulation daily newspapers published in Israel in the Hebrew language. Each holder of the convertible bonds shall be entitled, if he so wishes, to be deemed as if having realized the right of conversion in respect thereof immediately prior to the decision being passed, this being if he gives notice in writing to the Company of his wishes in the matter, within three (30 months of the said announcement by the Company.

          7.5.2 In this case, the holder of convertible bonds shall be entitled to participate in the distribution of the Company's surplus assets on liquidation (after settlement of all its debt), between the shareholders, this being in the amount he would have received on the liquidation of the Company had he been a shareholder of the Company immediately prior to the decision being made as to the liquidation, as a result of the convertible shares held by him, in respect of which he gave the said notice, after deduction of the interest amounts paid in respect of the convertible bonds at the date of the decision or thereafter (except for interest the payment date of which was prior to the date of the decision, even if paid at the decision date or at a later date); and a holder of convertible bonds shall not be entitled to any payment in respect of them, where the due date for payment is after the date of the decision.

8.   BONDHOLDERS REGISTER

     Regarding the maintenance of a bondholders register for the relevant series, the provisions of Clause 25 of the Trust Deed shall apply.

9.   PREVENTION OF PAYMENT FOR A REASON BEYOND THE CONTROL OF THE COMPANY

     Regarding prevention of payment to a holder of bonds of the relevant series for a reason which is beyond the control of the Company, the provisions of Clause 12 of the Trust Deed shall apply.

10.  TRANSFER OF BONDS

     The bonds of any relevant series are transferable with respect to the their full face value, and even with respect to part of it, on condition that it is in complete new shekels. Any transfer of bonds (with the exception of a transfer taking place by means of trading on the stock exchange), shall be carried out by means of a transfer Deed in the usual format, properly signed by the registered holder or his legal representatives and by the recipient of the transfer or his representatives, to be delivered to the Company at its registered offices together with the bond certificates to be transferred in accordance therewith and also any other proof that may be required by the Company as to the right of the transferor to transfer them. If any tax or any other mandatory payment shall apply to the bond transfer Deed, proof will be given to the Company to its satisfaction, as to their having been paid. The provisions contained in the Articles of Incorporation of the Company applying to the transfer of fully paid-up shares or their assignment, shall apply, with the applicable changes, as applicable, with respect to the method of the said transfer or assignment of the bonds. In the case of the transfer of only part of the face value amount stated in the bonds certificate, in accordance with the provisions of Clause 11 below the split will initially be of the bonds certificate into the necessary number of bond certificates, in such a manner that the total of all the face value amounts recorded therein shall equal the face value amount of the bonds registered in the said bonds certificate. On fulfillment of all of these conditions, the transfer will be recorded in the register of the relevant series, and the Company shall be permitted to demand that a note regarding the matter be recorded on the certificate of the transferred bonds, which will be delivered to the recipient of the transfer or will issue in its place a new bond certificate, and the same conditions detailed in the certificate of the transferred bonds shall apply to the transferee, such that in any place where the word "holder" appears, shall be deemed as if "the transferee" was stated, and he shall be considered to be the "holder" for the purposes of the Trust Deed of the relevant series.


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11.  BOND CERTIFICATES AND THEIR SPLITTING

     One bond certificate shall be issued in respect of the bonds held by a single bondholder, or at his request, a reasonable number of bond certificates will be issued to him, on condition that the face value of each said certificate is in whole new shekels (the certificates referred to in this Clause shall be referred to herein as : "THE CERTIFICATES").

     Any bond certificate may be split into bond certificates, where the total face value of the bonds recorded in them is equal to the amount of the face value of the bonds recorded in the Certificate in respect of which the split was requested, and on condition that the said certificates are issued in a reasonable quantity. The split shall be carried out against presentation of the bond certificate to the Company at its registered offices for the purpose of execution of the split. All expense entailed in the split, including taxes and imposts, should there be such, will be the responsibility of the requester of the split.

12.  EARLY REPAYMENT

     Regarding early repayment of the bonds, Clause 6 of the Trust Deed shall apply.

13.  WAIVERS, COMPROMISES AND/OR CHANGES IN THE TERMS OF THE BONDS

     Regarding the authority of the Company and/or the Trustee to make any waiver, compromise or changes in the terms of the bonds, Clause 24 of the Trust Deed shall apply.

14.  MEETINGS OF HOLDER OF THE BONDS

     The general meetings of holders of bonds of the relevant series will convene and will be managed in accordance with that set forth in the Second Annex to the Trust Deed.

15.  RECEIPTS AS PROOF

     Without detracting form any other condition of these conditions, a receipt signed by the bondholder shall be deemed proof of full settlement or any payment made by the Company in respect of the bond.

16.  REPLACEMENT OF BOND CERTIFICATES

     In case of this bond certificate being damaged, lost or destroyed , the Company will issue in its place a new certificate in respect of this bond, under the same conditions. Taxes and other charges, and also other expenses entitled in the issue of the new certificate, shall be the responsibility of the requested of the said certificate (including expenses in respect of proof of ownership of the bonds, in relation to indemnification and/or insurance coverage requested by the Company, if it so requests, in respect thereof). In case of fading, the faded certificate is to be returned to the Company at the same time and against the issue of the new certificate.

17.  APPLICABLE LAW AND JURISDICTION

     The courts in the city of Tel Aviv-Yafo shall be the sole and only jurisdiction in any dispute relating to the bonds, the Trust Deed and the agreements by virtue of which the bonds were allocated, and the laws of the State of Israel only shall apply to them.


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


                             SCAILEX CORPORATION LTD

                                  SECOND ANNEX

    MEETINGS OF HOLDERS OF THE BONDS OF SERIES A THOUGH J AND HOLDERS OF THE
                          BONDS OF SERIES 1 THOUGH 10
                      CONVENING OF MEETINGS OF BONDHOLDERS

1. The trustee of the Company is permitted to invite holders of bonds of the relevant series to a meeting of the bondholder of that series. If the Company convenes such a meeting, it is required to immediately send a notice in writing to the Trustee as to the location, date and time the meeting is to take place and also the matters to be discussed at the meeting.

2. The Company shall be required to convene a meeting of all bondholders of the relevant series at the written request of the Trustee or of the holders of at least ten percent (10%) of the face value of the non-repaid principle of the bonds in circulation of that series. The Trustee shall be required to convene a meeting of all bondholders of the relevant series at the written request of the Trustee of the holder of at least ten percent (10%) of the face value of the non-repaid principle of the bonds in circulation of that series. Where the requesters of convening the meeting are the bondholders, the Company and/or the trustee, as applicable, are permitted to request of the requesters indemnification for the reasonable expenses entailed.

3. The holders of the bonds of the relevant series, the Trustee and the Company, as applicable, shall be give written notice fourteen (14) days at least in advance, stating the location, the date and the time of meeting and setting forth in general terms the matters to be discussed at the meeting. Where the purpose of the meeting is to discuss a proposal to pass to special resolution, the said notice will be given at least twenty-one
     (21) days in advance and the notice will set forth the date and starting time of the meeting and also the main points of the proposed resolution. The Trustee is permitted to shorten the period of the advance notice if he feels that delaying the meeting is damaging or could result in damage to the rights of the holders of the bonds of the particular series or a legitimate interest of the Company. Notice of holding a meeting or a postponed meeting, as applicable, will be reported by the Company also by way of an Immediate Notice.

4. No resolution duly passed by the meeting (or postponed meeting, as applicable) so convened shall be deemed invalid, as result of notice mistakenly not having been given to all the holders of bonds of the relevant series, or that the notice was not received by all of the holders of the bonds in circulation of the particular series, on condition that notice of holding of the meeting (or the postponed meeting, as applicable) is reported by way of an Immediate Notice.

5. Any meeting of holders of bonds of the relevant series will take place at the registered offices of the Company, at any other address announced by the convener of the meeting.

6. In any instance where a different mechanism for convening bondholder meeting is determined by law, including the By-laws and Stock Exchange guidelines issued in accordance therewith, the said mechanism shall be adapted automatically to the mechanism laid down by law, insofar are required by the provisions of the said law.


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


PROOF OF OWNERSHIP OF THE BONDS

7. The holder of bonds of the relevant series shall submit to the Company at its registered offices (or to the party convening the meeting to the address set by that party), up to forty-eight (48) hours prior to the time of the meeting of bondholders of that series or its postponed convening, as applicable (or other date, as determined by the convener of the meeting in the invitation to the meeting), confirmation by the Member of the Stock Exchange, by means of which the bonds of that series are held, as to the number of bonds of the particular series held by the said bondholder correct as at the date set forth in the said confirmation. The holder of the bonds of the particular series shall be permitted to vote at the meeting of holders of bonds of the particular series, in respect of the number of bonds included in the said Stock Exchange Member's confirmation, as long as when voting, the holder continues holding the number of bonds in respect of which the confirmation was given by the said Stock Exchange Member. If there is a change in the holdings of the holder of bonds of the particular series between the date of the said confirmation being given to the Company and the date of the meeting of bondholders of the particular series, the holder will be permitted to submit to the Company a confirmation of proof by the Stock Exchange Member reflecting the holder's holdings of bonds of the particular series correct as at the date of the meeting.

BONDHOLDERS MEETINGS

8. The chairman of the meeting will be the person appointed by the Trustee. If the Trustee does not appoint a chairman or if he is absent from the meeting, the holders of the bonds of the relevant series present at the meeting will choose a chairman form amongst their number. A meeting of bondholders will commence on proof of the existence of the required legal quorum at the start of the discussion. The resolutions included in the meeting agenda will be voted on by the bondholders meeting, where the legal quorum required for passing them exists.

9. The legal quorum at meetings of bondholders of the relevant series, except regarding a special resolution, shall be the holders of bonds of the relevant series present themselves or by means of a proxy, holding or representing together at least ten percent (10%) of the non-repaid face value of the bonds in circulation of that series.

10. If within half an hour of time set for the start of such a meeting a said legal quorum is not present, the meeting will be postponed until the same day one week later (and if that day is not a business day - to the next business day immediately following it), at the same location and at the same time (without need for an additional announcement), or at a different date and/or location and/or time as may be determined by the trustee or the Company (in accordance with the convener), on condition that they notify the holders of the binds of the particular series by means of Immediate Notice using the MAYA system of the Securities Authority and a notice to be published in the press at least three (3) days in advance in the manner set forth in Clause 23.1 of the Trust Deed.

     The presence of any holder of bonds of the relevant series at the said postponed meeting, regardless of face value of the particular series held by him, shall represent a legal quorum.

11. Regarding a special resolution, the legal quorum of holders of bonds of the relevant series present themselves or by means of their proxies, and holding and representing together at least fifty-five percent (55%) of the non-repaid balance of the face value of the bonds in circulation of the particular series. If within half an hour of time set for the start of such a meeting a said legal quorum is not present, the meeting will be postponed in the manner set forth in Clause 10 of this Annex. At the said postponed meeting, the presence of the holders or their proxies holding and representing together at least ten percent (10%) non-repaid balance of the face value of the bonds in circulation of the particular series, shall represent a legal quorum.

12. Bonds of the relevant series owned by a subsidiary of the Company or owned by a corporation controlled by the Company, shall not entitle the subsidiary Company or the corporation controlled by the Company voting rights at meetings of bondholders of the series and will not be included for that purpose in the legal quorum.


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



13. The legal quorum for the purpose of holding a general meeting of bondholders of the relevant series for the purpose of passing a resolution for immediate repayment (as set forth in Clause 7.1 of the Deed), regarding changes in the terms of the Trust Need or of bonds or regarding a waiver of right of claim or compromise (as set forth in Clause 24 of the Trust Deed), with respect to that series, and the quorum of voter for any of those resolutions, shall not include the votes of bondholders of that series who are controlling shareholders in the Company, companies controlled by controlling shareholders of the Company and companies connected with the Company, as these terms are defined in the Securities Law.

14. With the consent of the holders of the majority of the principle of the bonds of the relevant series who are present (in person or by means of their proxies), and a meeting at which a legal quorum is present, the chairman is permitted and at the demand of the majority of those present, is required to postpone the continued existence of the meeting from time to time and from place to place, as decided by the meeting. In this case, a notice will be given of the continued meeting, in the same manner as for notification of the original meeting. The continuing meeting will discuss only matters which could have been discussed at the meeting at which the postponement decision was taken.

15. At each meeting of holders of bonds of the relevant series, each holder of binds of that series present in person or by means of his proxy shall be entitled to one vote for each 1 NIS face values of the principle of the bonds of that series by virtue of which he is entitled to vote. The Trustee participating in the meeting shall participate without a right to vote.

16. In the case of joint holders of bonds of the relevant series, the vote of only the first of them recorded in the register of the particular series, wishing to vote himself of by means of his proxy.

17. Each resolution to be voted on at the meeting of holders of bonds of the relevant series shall be determined at the vote by a count of the votes.

18. The majority required for passing a regular resolution at a meeting of bondholders is a regular majority of the votes of the participants in the meeting, excluding the abstentions. The majority required in order to pass a special resolution by a meeting of bondholders is majority of not less than seventy-five percent (75%) of the total votes of the participants, excluding abstentions.

19. The declaration by the chairman as to the passing of the resolution or its rejection and its recording in the protocols book shall be deemed prima facie evidence of this fact.

20. A bondholder is permitted to participate and vote in general meetings of bondholders by means of a proxy. The instrument appointing a proxy shall be in writing and will be signed by the appointer or by his representative who has been give authority writing so to do. If the appointer is a corporate entity, the appointment shall be made in writing stamped with the Company stamp together with the signature of Company official or the representative of the corporate entity who has power so to do.. The instrument of appointment of a proxy shall be in the generally accepted format. The proxy is not required himself to be a bondholder.

21. The instrument of appointment and the power of attorney in accordance with which the appointment instrument is signed, or an authorized copy of such power of attorney, shall be deposited at the registered offices of the Company (or with party convening the meeting at the address determined by the said entity), not less than forty-eight (48) hours prior to the time of the meeting in respect of which the appointment instrument is given, unless determined otherwise by the convener of the meeting in the notice convening the meeting. The appointment instrument shall remain in effect also with respect to any postponed meeting of the meeting to which the appointment instrument relates, unless stated otherwise in the appointment instrument.

22. The vote taken in accordance with the terms of the document appointing the proxy shall be effective even in the case of the appointed passing away or being declared legally incapable or the appointment instrument is cancelled or the bond in respect of which the vote is given having been transferred, unless written notification is received prior to the meeting at the registered offices of the Company (or with party convening the meeting at the address determined by the said entity), as to the decease, decision as to legal incapability, cancellation or transfer, as applicable.

23. The holder of the bond of the relevant series or his proxy are permitted to vote in respect of part of his votes in favor of a particular resolution, and in respect of another part, against, and in respect of another part to abstain, as he shall see fit.

24. The Trustee shall ensure the drawing up of a protocol of all the discussions and decisions of every general meeting of holders of bonds of the relevant series, and its maintenance in a book of protocols of meetings of holders of bonds of the particular series.

25. Protocols are to be prepared of all the discussions and decisions of every such meeting and recorded in the book of protocols.

26. The holders of protocols of the relevant series shall be permitted to vote at meetings of bondholders of the particular series by mans of voting instruments, the format of which will be provided to those holders by the Trustee and/or the Company, (as applicable) at the date of convening of the meeting of bondholders of the particular series and/or published after holding the meeting and prior to its closing by means of an Immediate Notice via the MAYA system (all as decided by the convener of the meeting). For the purpose of voting by means of a voting instrument, the voting instrument, duly completed and signed together with the required documents, is to be delivered at the registered offices of the Company (or with party convening the meeting at the address determined by the said entity), up to forty-eight (48) hours prior to the time of the meeting of holders of bonds of the relevant series or at a time after holding the meeting and prior to its closure as determined by the convener of the meeting as published by way of an Immediate Notice in the MAYA system.

27. A person or persons appointed by the Trustee shall be permitted to be present, but will not be entitled to vote at meetings of the holders of bonds of the relevant series. The Secretary or other persons permitted by the Company are permitted to be present but will not be entitled vote, at meetings of bondholders convened by the Trustee.

28. When conducting a meeting of holders of bonds of the relevant series, the Trustee will consider the existence of conflicts of interest of bondholders of that series, in accordance with the circumstances, and the need for convening them in a class meeting where different interests exist between the bondholders of that series, in accordance with the circumstances, and his ruling in this matter shall be at his discretion. The Company and the Trustee shall act to convene class meetings of holders of bonds of the relevant series, in accordance with the provisions of the law, decided ruling, provision of the Securities Law and the Regulations and guidelines enacted pursuant to them, as instructed by the Trustee of the particular series. A resolution brought for the decision of a class meeting requires the approval of all the class meetings called for the purpose of approving that resolution, and also the approval of a meeting of all the holders of bonds of the relevant series, all in accordance with the majority required in accordance with the provisions of this deed and its Annexes and subject to the provisions of any law. The Trustee is permitted, at his sole discretion, to determine that the passing of the said resolution does not require the approval of one or more of the convened class meetings, or that a class meeting for a particular class will not be convened.

29. In any instance where is states that a meeting is to be convened of bondholders, by law (including ruled judgment and instruction of any qualified authority), that the convening of a class meeting is required, the aforementioned regarding the meeting of a class of bondholders , shall apply, with the necessary changes.


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